EXECUTION COPY

MEMBERSHIP UNIT PURCHASE AGREEMENT
by and among
U.S. SILICA COMPANY,
U.S. SILICA HOLDINGS, INC.,
SANDBOX ENTERPRISES, LLC,
THE MEMBERS OF SANDBOX ENTERPRISES, LLC
and
SANDY CREEK CAPITAL, LLC,
as Representative of the Sellers

August 1, 2016

Table of Contents
Page

PURCHASE AND SALE OF THE UNITS	1
1.01Purchase and Sale of the Units    1
1.02Estimated Cash Purchase Price and Stock Consideration    1
1.03The Closing    1
1.04The Closing Transactions    2
1.05Purchase Price Adjustments    3
1.06Sellers Representative.    5
1.07Withholding.    7
1.08Purchase Price Allocation.    7

CONDITIONS TO CLOSING	8
2.01Conditions to the Purchaser's and Parent's Obligations    8
2.02Conditions to the Company's and the Sellers' Obligations    10

REPRESENTATIONS AND WARRANTIES OF THE COMPANY	11
3.01Organization and Corporate Power    11
3.02Subsidiaries    11
3.03Authorization; No Breach; Valid and Binding Agreement    12
3.04Capitalization    12
3.05Financial Statements.    13
3.06Absence of Certain Developments    13
3.07Title to Properties    15
3.08Tax Matters    17
3.09Contracts and Commitments.    19
3.10Intellectual Property    22
3.11Litigation    23
3.12Governmental Consent.    23
3.13Employee Benefit Plans.    23
3.14Insurance    25
3.15Compliance with Laws    25
3.16Environmental Compliance and Conditions    25
3.17Affiliated Transactions    26
3.18Employees.    26
3.19Customers    27
3.20Brokerage    28
3.21No Other Representations and Warranties    28

REPRESENTATIONS AND WARRANTIES OF THE SELLERS	28
3A.01Organization and Power.    28
3A.02Authorization; No Breach; Valid and Binding Agreement.    28
3A.03Capitalization.    29
3A.04Litigation.    29
3A.05Governmental Consents, etc.    29
3A.06Brokerage.    30
3A.07Investment Representations    30
3A.08No Reliance.    30
3A.09No Other Representations and Warranties.    31

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT	31
4.01Organization and Corporate Power.    31
4.02Authorization    31
4.03No Violation    32
4.04Governmental Authorities; Consents    32
4.05Litigation    32
4.06Brokerage    32
4.07Investment Representation    32
4.08Financing    33
4.09Solvency    33
4.10Investigation    33
4.11Capital Stock    33
4.12Parent Shares.    33
4.13No Purchaser Material Adverse Effect    34
4.14No Shareholder Approval    34
4.15No Reliance    34
4.16No Other Representations and Warranties.    34

COVENANTS OF THE COMPANY AND THE SELLERS	34
5.01Conduct of the Business.    34
5.02Access to Books and Records    36
5.03Restrictive Covenants    37
5.04Conditions    39
5.05Exclusive Dealing    39
5.06Notification    40

COVENANTS OF THE PURCHASER	40
6.01Books and Records    40
6.02Notification    41
6.03Director and Officer Liability and Indemnification    41
6.04Conditions    42
6.05Employment and Benefit Arrangements    42
6.06Attorney Client Prvilege and Waiver    43

TERMINATION	43
7.01Termination    43
7.02Effect of Termination    44

ADDITIONAL COVENANTS	45
8.01Survival of Representations, Warranties, Covenants, Agreements and Other Provisions; Indemnification    45
8.02Tax Matters    51
8.03Further Assurances    52
8.04Disclosure Generally    53
8.05Regulatory Filings; Consents    53
8.06Escrow Agreement    55
8.07Restrictive Legend    55
8.08Lockup    55

DEFINITIONS	55
9.01Definitions    55
9.02Other Definitional Provisions.    66

MISCELLANEOUS	66
10.01Press Releases and Communications    66
10.02Expenses    67
10.03Notices    67
10.04Assignment    68
10.05Severability    68
10.06References    68
10.07Construction    69
10.08Amendment and Waiver    69
10.09Complete Agreement    70
10.10Third-Party Beneficiaries    70
10.11Waiver of Trial by Jury    70
10.12Purchaser Deliveries    70
10.13Specific Performance    70
10.14Delivery    71
10.15Counterparts    71
10.16Governing Law    71
10.17Consent to Jurisdiction    71
10.18Arbitration    72
10.19Prevailing Party    73
10.20Payments under this Agreement    73
10.21Non-Recourse    74
10.22Release    74

EXHIBITS
Exhibit A-1        Form of Closing Certificate of the Company
Exhibit A-2        Form of Closing Certificate of the Sellers
Exhibit B        Form of Closing Certificate of the Purchaser
Exhibit C        Form of Escrow Agreement

Exhibit D        Form of Performance Share Unit Agreement

Exhibit E        Form of Registration Rights Agreement

Exhibit F        FIRPTA Certificate

Exhibit G        Example Calculations

MEMBERSHIP UNIT PURCHASE AGREEMENT
THIS MEMBERSHIP UNIT PURCHASE AGREEMENT (this "Agreement"), dated as of August 1, 2016, is made by and among U.S. Silica Company, a Delaware corporation (the "Purchaser"), U.S. Silica Holdings, Inc., a Delaware corporation ("Parent"), Sandbox Enterprises, LLC, a Texas limited liability company (the "Company"), each of the undersigned members (each a "Seller" and, collectively, the "Sellers") of the Company, and Sandy Creek Capital, LLC, a Texas limited liability company, in its capacity as the Sellers Representative hereunder (the "Sellers Representative"). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article IX below.
WHEREAS, the Sellers own 100% of the issued and outstanding units of membership interest of the Company;
WHEREAS, subject to the terms and conditions of this Agreement, the Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, all of the issued and outstanding units of membership interests of the Company.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article I

PURCHASE AND SALE OF THE UNITS
1.01    Purchase and Sale of the Units
. On and subject to the terms and conditions of this Agreement, at the Closing, the Sellers shall sell, assign, transfer and convey to the Purchaser, and the Purchaser shall purchase and acquire from the Sellers, all of the Units, free and clear of all Liens, for the consideration specified below in this Article I.
1.02    Estimated Cash Purchase Price and Stock Consideration
. The aggregate consideration for the purchase and sale of the Units pursuant to this Agreement will be (a) an amount of cash equal to (i) $75,000,000, plus (ii) the amount by which Estimated Net Working Capital exceeds Target Working Capital (or minus the amount by which Target Working Capital exceeds Estimated Net Working Capital), plus (iii) the total amount of Estimated Cash on Hand, minus (iv) the outstanding amount of Estimated Indebtedness, minus (v) the unpaid Estimated Seller Transaction Expenses (the "Estimated Cash Purchase Price") and (b) the Stock Consideration. The Estimated Cash Purchase Price will be subject to adjustment after the Closing pursuant to Section 1.05.
1.03    The Closing
. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis LLP located at 300 North LaSalle Street, Chicago, Illinois 60654 at 10:00 a.m. on the second (2nd) business day following full satisfaction or waiver of all of the closing conditions set forth in Article II hereof (other than those to be satisfied at the Closing, but subject to the satisfaction of those conditions) or on such other date as is mutually agreeable to the Purchaser and the Sellers Representative. The date and time of the Closing are referred to herein as the "Closing Date." By mutual agreement of the parties, the Closing may take place by conference call and electronic (i.e., email/pdf) or facsimile exchange of documents.
1.04    The Closing Transactions. Subject to the terms and conditions set forth in this Agreement, the parties hereto shall consummate the following transactions (the "Closing Transactions") on the Closing Date:
(a)    the Sellers Representative shall deliver to the Purchaser (i) all of the unit certificates evidencing the Units (if any) duly endorsed for transfer or accompanied by duly executed unit powers or other forms of assignment and transfer, or evidence reflecting the transfer of all Units on the unit ledger of the Company and (ii) all books and records and other property of the Company or any of its Subsidiaries in any Seller's possession or under any Seller's control;
(b)    the Purchaser shall (i) deliver to the Sellers Representative (on behalf of the Sellers in accordance with their respective Allocation Percentages) an amount in cash equal to (x) the Estimated Cash Purchase Price minus (y) the Indemnity Escrow Amount and the Working Capital Escrow Amount, by wire transfer of immediately available funds to the account(s) designated by the Sellers Representative (which account(s) shall be designated by the Sellers Representative to the Purchaser in writing at least three (3) Business Days before the Closing Date) and (ii) issue or transfer, or cause to be issued or transferred, to the Sellers (in accordance with their respective Allocation Percentages) the number of Parent Shares payable as the Stock Consideration pursuant to the terms hereof, which may be represented by book-entry interests or one or more certificates at the Parent's election;
(c)    the Company shall deliver to the Purchaser appropriate evidence of releases of any Liens (other than any Permitted Liens) related to the assets and properties of the Company and its Subsidiaries and payoff letters with respect to any Indebtedness set forth on the Indebtedness Payoff Schedule outstanding as of the Closing (in each case in a form reasonably satisfactory to the Purchaser);
(d)    the Purchaser shall repay, or cause to be repaid, on behalf of the Company and its Subsidiaries, all amounts necessary to discharge fully the then outstanding balance of the Indebtedness (as set forth on the Indebtedness Payoff Schedule delivered by the Sellers Representative or the Company to Purchaser at least three (3) Business Days prior to the Closing Date) by wire transfer of immediately available funds to the account(s) designated by the holders of such Indebtedness;
(e)    the Purchaser shall repay, or cause to be repaid, on behalf of the Sellers, the Company and its Subsidiaries, all amounts necessary to discharge fully the then outstanding balance of all Seller Transaction Expenses, by wire transfer of immediately available funds, to the account(s) designated by each Person to whom such Seller Transaction Expenses are to be paid and delivered in writing by Sellers Representative or the Company to Purchaser at least three (3) Business Days prior to the Closing Date;
(f)    the Purchaser shall deliver the Indemnity Escrow Amount and the Working Capital Escrow Amount by wire transfer of immediately available funds to the Escrow Agent;
(g)    each Seller shall deliver to Purchaser at least three (3) Business Days prior to the Closing Date such information concerning the Seller as Purchaser or Parent's registrar and transfer agent may reasonably request at least five (5) Business Days prior to the Closing Date in order to issue the Parent Shares to such Seller;
(h)    each of Joshua Oren, D. Merrill Cummings, Peter Glynn and Thomas Massalone shall duly execute and deliver to the Parent, and the Parent shall execute and deliver to such Persons, a Performance Share Unit Agreement substantially in the form of Exhibit D attached hereto, with each Restricted Party receiving the number of performance share units set forth on Schedule 1.04(h); and
(i)    the Purchaser and the Sellers Representative or the Company, as applicable, shall make such other deliveries as are required by Article II hereof.
1.05    Purchase Price Adjustments
.
(a)    At least two (2) Business Days prior to the Closing Date, the Company shall deliver to the Purchaser (i) a good faith estimate of Net Working Capital (the "Estimated Net Working Capital"), Cash on Hand (the "Estimated Cash on Hand"), Indebtedness (the "Estimated Indebtedness") and Seller Transaction Expenses (the "Estimated Seller Transaction Expenses") and the resulting calculation of the Estimated Cash Purchase Price as set forth in Section 1.02 and (ii) a schedule setting forth the number of Parent Shares to be issued to each Seller as the Stock Consideration. The Estimated Cash Purchase Price shall be prepared in accordance with the definitions set forth in this Agreement and using the accounting principles, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in preparation of the Latest Balance Sheet, to the extent consistent with GAAP. If the Estimated Cash Purchase Price is a negative number, the Stock Consideration shall be reduced by the extent to which the Estimated Cash Purchase Price is negative.
(b)    As promptly as possible, but in any event within seventy-five (75) days after the Closing Date, the Purchaser will deliver to the Sellers Representative (i) a consolidated balance sheet of the Company and its Subsidiaries (the "Closing Balance Sheet") and (ii) a statement showing the Purchaser's calculation of Net Working Capital, Cash on Hand, Indebtedness and Seller Transaction Expenses, and the resulting calculation of the Final Cash Purchase Price (together with the Closing Balance Sheet, the "Preliminary Closing Statement"). The Closing Balance Sheet shall be prepared in accordance with the definitions set forth in this Agreement and using the accounting principles, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in preparation of the Latest Balance Sheet, to the extent consistent with GAAP. During the thirty (30) days after delivery of the Preliminary Closing Statement, the Purchaser shall give the Sellers Representative and its accountants reasonable access to review the Company's and its Subsidiaries' books and records and work papers related to the preparation of the Preliminary Closing Statement (and, solely to the extent relevant thereto, to the Purchaser's books and records and work papers) for purposes of the Sellers Representative's review of the Preliminary Closing Statement. The Sellers Representative and its accountants may make inquiries of the Purchaser and its Subsidiaries and their respective accountants regarding questions concerning or disagreements with the Preliminary Closing Statement arising in the course of its review thereof, and the Purchaser shall use its, and shall cause its Subsidiaries to use their, commercially reasonable efforts to cause any such accountants to provide reasonable cooperation with and reasonably promptly respond to such inquiries; provided, however, that the independent accountants of Purchaser shall not be obligated to make any working papers available to Sellers Representative unless Sellers Representative has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. If the Sellers Representative has any objections to the Preliminary Closing Statement, the Sellers Representative shall deliver to the Purchaser a statement setting forth in reasonable detail its objections thereto and the basis for such objections (an "Objections Statement"). If an Objections Statement is not delivered to the Purchaser within thirty (30) days after delivery of the Preliminary Closing Statement, the Preliminary Closing Statement shall be final, binding and non-appealable by the parties hereto. The Sellers Representative and the Purchaser shall negotiate in good faith to resolve any such objections, but if they do not reach a final resolution within fifteen (15) Business Days after the delivery of the Objections Statement, the Sellers Representative and the Purchaser shall submit such dispute to KPMG LLP or such other mutually acceptable dispute resolution firm (other than Ernst & Young LLP and BKD LLP) (the "Dispute Resolution Firm"). The Dispute Resolution Firm shall consider only those items and amounts which are identified in the Objections Statement as being items which the Sellers Representative and the Purchaser are unable to resolve. The Dispute Resolution Firm's determination will be based solely on the definitions of Net Working Capital, Cash on Hand, Indebtedness and Seller Transaction Expenses, as applicable, contained in this Agreement. The Sellers Representative and the Purchaser shall use their commercially reasonable efforts to cause the Dispute Resolution Firm (who shall be acting as an expert and not as an arbitrator) to resolve all disagreements as soon as practicable and in any event within thirty (30) days after the submission of any dispute. Further, the Dispute Resolution Firm's determination shall be based solely on the submissions by the Purchaser and the Sellers Representative which are in accordance with the terms and procedures set forth in this Agreement (i.e., not on the basis of an independent review). Purchaser and the Sellers Representative will cooperate in good faith with the Dispute Resolution Firm during the term of its engagement. The resolution of the dispute by the Dispute Resolution Firm shall be final, binding and non-appealable on the parties hereto and their Affiliates. The costs and expenses of the Dispute Resolution Firm shall be allocated based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party in the presentation to the Dispute Resolution Firm. For example, if the Sellers Representative submits an Objections Statement for $1,000, and if the Purchaser contests only $500 of the amount claimed by the Sellers Representative, and if the Dispute Resolution Firm ultimately resolves the dispute by awarding the Sellers Representative $300 of the $500 contested, then the costs and expenses of the Dispute Resolution Firm will be allocated 60% (i.e. 300/500) to the Purchaser and 40% (i.e., 200/500) to the Sellers Representative (on behalf of the Sellers in accordance with their respective Allocation Percentages).
For purposes hereof, "Final Cash Purchase Price" (which, for the avoidance of doubt, does not include the Stock Consideration) means an aggregate amount as finally determined in accordance with this Section 1.05(b) equal to (i) $75,000,000, plus (ii) the amount by which Net Working Capital exceeds Target Working Capital (or minus the amount by which Target Working Capital exceeds Net Working Capital), plus (iii) the total amount of Cash on Hand, minus (iv) the outstanding amount of Indebtedness, minus (v) the unpaid Seller Transaction Expenses, in each case, as finally determined pursuant to this Section 1.05(b), as applicable.

(c)    Post-Closing Adjustment Payment
.
(i)    If the Final Cash Purchase Price is greater than the Estimated Cash Purchase Price, the Purchaser shall promptly (but in any event within five (5) Business Days after the determination of the Final Cash Purchase Price in accordance with Section 1.05(b)) deliver to the Sellers Representative (on behalf of the Sellers in accordance with their respective Allocation Percentages) the amount of such excess by wire transfer of immediately available funds to an account or accounts designated in writing by the Sellers Representative. Immediately following payment of any amounts determined pursuant to Section 1.05(b) and this Section 1.05(c)(i) to be owing to the Sellers Representative (on behalf of the Sellers in accordance with their respective Allocation Percentages), the Sellers Representative and the Purchaser shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to pay to the Sellers Representative (on behalf of the Sellers in accordance with their respective Allocation Percentages) all remaining funds in the Working Capital Escrow Account, in accordance with the terms of the Escrow Agreement.
(ii)    If the Final Cash Purchase Price is less than the Estimated Cash Purchase Price, the Sellers Representative and the Purchaser shall promptly (but in any event within five (5) Business Days after the determination of the Final Cash Purchase Price in accordance with Section 1.05(b)) deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to pay from the Working Capital Escrow Account (and, if the funds in the Working Capital Escrow Account are insufficient to cover such shortfall, then also from the Indemnity Escrow Account) to an account or accounts designed by the Purchaser the amount of such shortfall by wire transfer of immediately available funds to an account or accounts designated by the Purchaser. Immediately following payment of any amounts determined pursuant to Section 1.05(b) and this Section 1.05(c)(ii) to be owing to the Purchaser, the Sellers Representative and the Purchaser shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to pay to the Sellers Representative (on behalf of the Sellers in accordance with their respective Allocation Percentages) all remaining funds (if any) in the Working Capital Escrow Account, in accordance with the terms of the Escrow Agreement. The Working Capital Escrow Account and the Indemnity Escrow Account shall be the Purchaser's sole recourse with respect to, and the exclusive source of funds for, any payments required to be made by the Sellers or the Sellers Representative pursuant to Section 1.05(b) and this Section 1.05(c).
1.06    Sellers Representative.
(a)    Appointment. Each Seller hereby irrevocably constitutes and appoints the Sellers Representative, as his, her or its agent and attorney in fact to act from and after the date hereof and to do any and all things and execute any and all documents on behalf of any Seller that may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement and/or the Escrow Agreement, including but not limited to: (i) execution of the Escrow Agreement and other documents and certificates pursuant to this Agreement or the Escrow Agreement; (ii) receipt of payments under or pursuant to this Agreement or the Escrow Agreement and disbursement thereof to the Sellers, in accordance with this Agreement or the Escrow Agreement and subject to the terms hereof or thereof; (iii) receipt and forwarding of notices and communications pursuant to this Agreement or the Escrow Agreement; (iv) administration of the provisions of this Agreement and the Escrow Agreement; (v) giving or agreeing to, on behalf of any or all of the Sellers, any and all consents, waivers, amendments or modifications deemed by the Sellers Representative, in its sole and absolute discretion, to be necessary or appropriate under this Agreement or the Escrow Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (vi) amending this Agreement or the Escrow Agreement or any of the instruments to be delivered to the Purchaser pursuant to this Agreement or the Escrow Agreement; (vii) taking actions the Sellers Representative is expressly authorized to take pursuant to the other provisions of this Agreement or the Escrow Agreement; (viii) (A) dispute or refrain from disputing, on behalf of each Seller relative to any amounts to be received by such Seller under this Agreement, the Escrow Agreement or any agreements contemplated hereby or thereby, any claim made by the Purchaser under this Agreement, the Escrow Agreement or other agreements contemplated hereby or thereby, (B) negotiate and compromise, on behalf of each Seller, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, this Agreement, the Escrow Agreement or any other agreement contemplated hereby or thereby, and (C) execute, on behalf of each Seller, any settlement agreement, release or other document with respect to such dispute or remedy; and (ix) engaging attorneys, accountants, agents or consultants on behalf of the Sellers in connection with this Agreement, the Escrow Agreement or any other agreement contemplated hereby or thereby and paying any fees related thereto. Sellers and Sellers Representative intend to execute an additional agreement regarding the roles, responsibilities, duties and obligations of the Sellers Representative and the Sellers ("Sellers Representative Agreement") relating to this Agreement. The intent is for both the terms of this Section 1.06 and the Sellers Representative Agreement to survive the Closing and to coexist; provided that if there is a conflict between the terms of this Section 1.06 and the Sellers Representative Agreement, the terms of this Section 1.06 shall control except as expressly set forth in this Agreement.
(b)    Reliance. The Purchaser shall be fully protected in dealing with the Sellers Representative under this Agreement and may rely upon the authority of the Sellers Representative to act on behalf of the Sellers. Any payment by the Purchaser to the Sellers Representative shall be considered a payment by the Purchaser to the Sellers. The appointment of the Sellers Representative is coupled with an interest and shall be irrevocable by any Seller in any manner or for any reason. This power of attorney shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of the principal pursuant to any applicable law.
(c)    Acts of the Sellers Representative. The Sellers Representative may not resign from its capacity as the Sellers Representative at any time without the Purchaser's prior written consent.
(d)    Expenses and Liabilities. Any expenses or liabilities incurred by the Sellers Representative in connection with the performance of its duties under this Agreement or the Escrow Agreement shall not be the personal obligation of the Sellers Representative but shall be payable by the Sellers based on their respective Allocation Percentage. The Sellers Representative may from time to time submit invoices to the Sellers covering such expenses and/or liabilities and, upon the request of any Seller, shall provide the Sellers with an accounting of all expenses paid.
(e)    Indemnification of the Sellers Representative. The Sellers shall severally, but not jointly, indemnify and hold harmless, pro-rata based on each Seller's Allocation Percentage, the Sellers Representative from any and all losses, liabilities and expenses (including the reasonable fees and expenses of counsel) arising out of or in connection with the Sellers Representative's execution and performance (solely in its capacity as the Sellers Representative and not in its capacity as a Seller) of this Agreement.
(f)    Payments. Subject to the terms of the Sellers Representative Agreement, with respect to all amounts paid to the Sellers Representative on behalf of the Sellers under this Agreement, the Sellers Representative agrees to promptly pay such amounts to the Sellers in accordance with their respective Allocation Percentages.
1.07    Withholding. Notwithstanding anything in this Agreement to the contrary, Purchaser or its designee and the Company and its Subsidiaries shall be entitled to withhold and deduct from the consideration otherwise payable pursuant to this Agreement such amounts as Purchaser or its designee or the Company and its Subsidiaries are required by law to deduct and withhold with respect to the making of such payment under the Code, applicable Treasury Regulations or any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Tax authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made.
1.08    Purchase Price Allocation. Within sixty (60) days of the final determination of the Final Cash Purchase Price pursuant to Section 1.05, Purchaser shall provide Sellers Representative with an allocation of the Final Cash Purchase Price and the liabilities of the Company and its Subsidiaries (plus other relevant items) to the assets of the Company and its Subsidiaries for all Tax purposes (the "Purchase Price Allocation"), which shall be prepared in accordance with Schedule 1.08. Purchaser shall permit Sellers Representative to review and comment on the Purchase Price Allocation and shall make such revisions as are reasonably requested by the Sellers Representative. If the Sellers' Representative raises any objections during the thirty (30) day period following receipt of the Purchase Price Allocation from Purchaser, the parties shall, for the thirty (30) days thereafter, exercise good faith efforts to resolve those objections and if unable to do so within such thirty (30) day period, the parties shall submit the matter to the Dispute Resolution Firm for resolution in accordance with the procedures set forth in Section 1.05(b). Purchaser, the Company and its Subsidiaries, the Sellers' Representative and Sellers shall file all Tax Returns (including amended Tax Returns and claims for refund) and information reports in a manner consistent with the Purchase Price Allocation.
ARTICLE II

CONDITIONS TO CLOSING
2.01    Conditions to the Purchaser's and Parent's Obligations. The obligations of the Purchaser and Parent to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Purchaser in writing) of the following conditions as of the Closing Date:
(a)     (i) The representations and warranties in Article III (other than the representations and warranties in Section 3.04) and Article IIIA (other than the representations and warranties in Section 3A.03) shall be true and correct in all material respects at and as of the date of this Agreement and the Closing, in each case as though then made and without giving effect to any qualifications as to materiality or Company Material Adverse Effect (or any correlative terms or qualifiers), except for representations and warranties that speak only as of a specific date or time, which shall be true and correct in all material respects as of such date and time without giving effect to any qualifications as to materiality or Company Material Adverse Effect (or any correlative terms or qualifiers), and (ii) the representations and warranties in Section 3.04 and Section 3A.03 shall be true and correct in all respects at and as of the date of this Agreement and the Closing, in each case as though then made, except for representations and warranties that speak only as of a specific date or time, which shall be true and correct in all respects as of such date and time;
(b)    the Sellers and the Company shall have performed in all material respects the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;
(c)    the applicable waiting periods under the HSR Act shall have expired or been terminated;
(d)    there shall not have been a Company Material Adverse Effect since the date of this Agreement;
(e)    no Claim shall be pending by or before any Governmental Authority of competent jurisdiction wherein an unfavorable injunction, decision, ruling, judgment, decree or order would prohibit the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded following consummation;
(f)    the Escrow Agent and the Sellers Representative shall have each executed and delivered signatures to the Escrow Agreement to the Purchaser;
(g)    the Company shall have delivered to the Purchaser a certificate signed by an authorized officer of the Company in the form set forth on Exhibit A-1, dated as of the Closing Date, stating that the preconditions specified in subsections (a) and (b) above, solely as they relate to the Company, have been satisfied;
(h)    each Seller shall have delivered to Purchaser a certificate signed by such Seller (or, if an entity, an authorized officer of such Seller) in the form set forth on Exhibit A-2 dated as of the Closing Date, stating that the preconditions specified in subsections (a) and (b) above, solely as they relate to such Seller, have been satisfied;
(i)    the Company shall have delivered to the Purchaser a certificate, substantially in the form of Exhibit F attached hereto, duly completed pursuant to Section 1.1445-11T(d) of the Treasury Regulations, certifying that (i) fifty percent (50%) or more of the value of the gross assets of the Company does not consist of "United States real property interests" within the meaning of Section 897 of the Code or (ii) ninety percent (90%) or more of the value of the gross assets of the Company does not consist of "United States real property interests" within the meaning of Section 897 of the Code and "cash or cash equivalents" within the meaning of Treasury Regulations Section 1.1445-11T(d)(1);
(j)    the Company shall have delivered to the Purchaser, no later than five (5) Business Days prior to the Closing Date, (i) audited consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31, 2015 and December 31, 2014, and (ii) audited statements of income, cash flows and changes in members' equity of the Company and its consolidated Subsidiaries for the years ended December 31, 2015 and December 31, 2014, in each case, reported on by BKD LLP (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements have been prepared in accordance with GAAP, consistently applied throughout the periods indicated, and present fairly in all material respects the consolidated financial condition and results of operations, in each case, of the applicable company and its Subsidiaries (taken as a whole) as of the dates and for the periods referred to therein;
(k)    the Company shall have delivered to the Purchaser, in form satisfying the requirements of PCAOB AU Section 722, Interim Financial Information (SAS 100), no later than five (5) Business Days prior to the Closing Date, (i) unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as of June 30, 2016, and (ii) unaudited consolidated statements of income, cash flows, and changes in members' equity for each of the six (6)-month periods ended June 30, 2016 and June 30, 2015, together with the related notes thereto; and
(l)    the Company shall have obtained and delivered to Purchaser (i) a written consent for the assignment of each of the Leased Real Property leases requiring such consent as a matter of law as a result of the change of control of the tenant thereunder in connection with the transactions that are the subject of this Agreement, and if requested by Purchaser's lender, if any, a waiver of landlord liens, collateral assignment of lease or leasehold mortgage from the landlord or other party whose consent thereto is required under such Leased Real Property lease (the "Lease Consents") in form and substance reasonably satisfactory to Purchaser and Purchaser's lender, if any; (ii) an estoppel certificate with respect to each of the Leased Real Property leases, dated no more than thirty (30) days prior to the Closing Date, from the other party to such Leased Real Property lease, in form and substance reasonably satisfactory to Purchaser (the "Estoppel Certificates") and (iii) a non-disturbance agreement with respect to each of the Leased Real Property leases in form and substance satisfactory to Purchaser from each lender encumbering any real property underlying the Leased Real Property for such Leased Real Property lease (the "Non-Disturbance Agreements").
If the Closing occurs, all closing conditions set forth in this Section 2.01 which have not been fully satisfied as of the Closing shall be deemed to have been waived by the Purchaser.
2.02    Conditions to the Company's and the Sellers' Obligations
. The obligations of the Company and the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions as of the Closing Date:
(a)    (i) The representations and warranties in Article IV shall be true and correct in all material respects at and as of the date of this Agreement and the Closing, in each case as though then made and without giving effect to any qualifications as to materiality or Purchaser Material Adverse Effect (or any correlative terms or qualifiers), except for representations and warranties that speak only as of a specific date or time, which shall be true and correct in all material respects as of such date and time without giving effect to any qualifications as to materiality or Purchaser Material Adverse Effect (or any correlative terms or qualifiers);
(b)    the Purchaser and Parent shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;
(c)    the applicable waiting periods under the HSR Act shall have expired or been terminated;
(d)    no Claim shall be pending by or before any Governmental Authority of competent jurisdiction wherein an unfavorable injunction, decision, ruling, judgment, decree or order would prohibit the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;
(e)    there shall not have been a Purchaser Material Adverse Effect since the date of execution of this Agreement;
(f)    the Escrow Agent and the Purchaser shall have each executed and delivered signatures to the Escrow Agreement to the Sellers Representative;
(g)    the Purchaser shall have delivered to the Sellers Representative a certificate signed by an authorized officer of Purchaser in the form set forth as Exhibit B, dated as of the Closing Date, stating that the preconditions specified in subsections (a) and (b) above have been satisfied; and
(h)    the Parent shall have delivered to the Sellers Representative a copy of the Registration Rights Agreement in the form set forth as Exhibit E, duly executed by the Parent.
If the Closing occurs, all closing conditions set forth in this Section 2.02 which have not been fully satisfied as of the Closing shall be deemed to have been waived by the Sellers Representative, on behalf of the Sellers.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the schedules accompanying this Agreement (each a "Schedule" and, collectively, the "Disclosure Schedules"), in which capitalized terms used and not otherwise defined have the meanings given to them in this Agreement, and each section of which shall be deemed to incorporate by reference all information disclosed in any other section of the Disclosure Schedules if it is readily apparent on its face based on a plain reading of such information that such disclosure is applicable to such other section of the Disclosure Schedules, the Company hereby represents and warrants to the Purchaser and Parent as of the date hereof and as of the Closing that:
3.01    Organization and Corporate Power
. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, the Company has all requisite limited liability company power and authority and all authorizations, licenses and permits necessary to own and operate its properties and assets, to carry on its businesses as now conducted and to execute and deliver this Agreement and carry out the transactions contemplated hereby, and the Company is qualified or licensed to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify or be licensed, except where the failure to hold such power, authority, authorizations, licenses and permits would not reasonably be expected to be, individually or in the aggregate, material to the Business. The copies of the Company's certificate of formation or organization and operating or limited liability agreement, including all amendments thereto prior to the date hereof, have been made available to the Purchaser and are true and complete. The Company is not in default under, or in violation of, any provision of its organizational documents.
3.02    Subsidiaries
.    Except as set forth on Schedule 3.02, the Company does not own or hold the right to acquire any stock, partnership interest or joint venture interest or other equity ownership interest in any other Person, corporation, organization or entity or has any obligation to make any direct or indirect investment in, or capital contribution to, any Person. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate, or other legal entity, as the case may be, power and authority and all authorizations, licenses and permits necessary to own its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its businesses as now conducted requires it to qualify, except in each such case where the failure to hold such authorizations, licenses and permits or to be so qualified would not reasonably be expected to be, individually or in the aggregate, material to the Business. All of the shares of capital stock or membership interests of each of the Company's Subsidiaries are validly issued, fully paid and nonassessable and, except as set forth on Schedule 3.02, all of the shares of capital stock or membership interests of each such Subsidiary is owned, directly or indirectly, by the Company and is, or will be upon the Closing, free and clear of all Liens (other than Permitted Liens). The copies of each such Subsidiary's articles of incorporation and bylaws (or similar governing documents or operating agreements) and all amendments thereto prior to the date hereof have been made available to the Purchaser and are true and complete.
3.03    Authorization; No Breach; Valid and Binding Agreement. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite corporate action, and no other act or proceeding (corporate or otherwise) on the part of the Company is necessary to authorize the execution, delivery or performance of this Agreement, the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 3.03, the execution, delivery and performance by the Company of this Agreement and the other agreements and instruments contemplated hereby to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, (a) do not and will not conflict with or result in any breach of, constitute a default under, or result in a violation of the provisions of the Company's or any of its Subsidiaries' certificate or articles of incorporation or organization or bylaws or operating agreement (or any equivalent organizational documents), (b) do not and will not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any Lien upon any assets of the Company or any of its Subsidiaries under, or require any authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Authority under, any Contract to which the Company or any of its Subsidiaries is bound, or any law, statute, rule or regulation or order, judgment or decree to which the Company or any of its Subsidiaries is subject, except, in the case of this clause (b), where the failure of any of the foregoing to be true would not reasonably be expected to be, individually or in the aggregate, material to the Business. This Agreement and each of the other agreements and instruments contemplated hereby to which the Company is a party and that is required to by the terms of this Agreement to be executed on or before the date hereof, has been duly executed and delivered by the Company and, assuming that this Agreement and each of these other agreements and instruments has been duly executed, authorized and delivered by the Purchaser and the Sellers, this Agreement and each of these other agreements and instruments constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
3.04    Capitalization
. Schedule 3.04 sets forth (i) the Company's authorized, issued and outstanding membership interests, including the Units, as of the date hereof and as of the Closing Date and (ii) the number of Units owned by each Seller. All of the Units have been duly authorized and are validly issued, fully paid and nonassessable, and are not subject to, and were not issued in violation of, any preemptive rights or rights of first refusal. Except as set forth on Schedule 3.04, the Company does not have any other equity securities authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by the Company. Except as set forth on the attached Schedule 3.04, there are no outstanding (a) membership interests, capital stock or other equity interests or voting securities of the Company, (b) securities convertible or exchangeable into membership interests, capital stock or other equity interests or voting securities of the Company, (c) any options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts, agreements or obligations (contingent or otherwise) that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase, retire or redeem membership interests of the Company or (d) stock or unit appreciation, phantom stock or unit, profit participation or similar rights with respect to the Company. There are no bonds, debentures, notes or other Indebtedness of the Company outstanding having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any unitholder of the Company, in such unitholder's capacity as a unitholder of the Company, may vote.
3.05    Financial Statements.
(a)    Schedule 3.05(a) consists of the Company's (i) audited consolidated balance sheets as of December 31, 2015 and December 31, 2014, and audited consolidated statements of income, cash flows and changes in members' equity for the fiscal years then ended, together with all related notes thereto, accompanied by the report thereon of BKD, LLP and (ii) unaudited consolidated balance sheet as of June 30, 2016 (the "Latest Balance Sheet"), and unaudited consolidated statements of income, cash flows and changes in members' equity for the six (6)-month period then ended (the financial statements in clauses (i) and (ii), collectively, the "Financial Statements"). Except as set forth on Schedule 3.05(a), the Financial Statements have been based upon the information contained in books and records of the Company and its Subsidiaries, have been prepared in accordance with GAAP, consistently applied throughout the periods indicated, and present fairly in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries as of the dates and for the periods referred to therein, subject in the case of the unaudited financial statements to (i) the absence of footnote disclosures and other presentation items and (ii) changes resulting from normal year-end adjustments (none of which footnote disclosures or changes would, individually or in the aggregate, be material to the Business, operations, assets, liabilities, financial position or condition, operating results or cash flow of the Company and its Subsidiaries, taken as a whole).
(b)    The Company and its Subsidiaries have no liabilities or obligations (whether matured or unmatured, known or unknown, fixed or contingent or otherwise), except (i) liabilities or obligations reflected on or reserved against on the Latest Balance Sheet, (ii) liabilities that were incurred after the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice (none of which is a liability for breach of contract, breach of warranty, infringement, tort, or violation of Law), (iii) liabilities arising under the executory portion of any Contract and (iv) liabilities set forth on Schedule 3.05(b).
(c)    Except as set forth on Schedule 3.05(c), none of the Company or any of its Subsidiaries generates revenue, has a presence or carries on any Business outside of the United States.
3.06    Absence of Certain Developments
. Since December 31, 2015, there has occurred no event, change, circumstance, occurrence, fact, condition, effect or development that has had a Company Material Adverse Effect. Except as set forth on the attached Schedule 3.06 and except as expressly contemplated by this Agreement, since December 31, 2015 the Company and its Subsidiaries have conducted their businesses in all material respects only in the ordinary course of business consistent with past practice, and neither the Company nor any of its Subsidiaries has:
(a)    borrowed any amount or incurred or become subject to any Indebtedness or other material liabilities (other than liabilities incurred in the ordinary course of business consistent with past practice, liabilities under Contracts entered into in the ordinary course of business consistent with past practice or disclosed on the Disclosure Schedules necessary to meet ordinary course working capital requirements and intercompany advances);
(b)    mortgaged, pledged or subjected to any material Lien, charge or other encumbrance, any material portion of its assets, except Permitted Liens;
(c)    sold, assigned, transferred, leased or licensed or otherwise encumbered all or any material portion of its tangible assets, except in the ordinary course of business;
(d)    (i) sold, assigned, transferred, leased, licensed, sublicensed or otherwise encumbered any Intellectual Property owned by the Company or its Subsidiaries or necessary for or used in the Business, except in the ordinary course of business, (ii) to the Company's knowledge, disclosed any proprietary confidential information or trade secrets to any Person that is not an Affiliate of the Company or any of its Subsidiaries, except pursuant to a valid and binding non-disclosure or confidentiality agreement or (iii) abandoned or permitted to lapse any Intellectual Property (including registrations and applications for registrations of Intellectual Property) necessary for or used in the Business;
(e)    issued, sold or transferred any of its membership interests or other equity securities, securities convertible, exchangeable or exercisable into its membership interests or other equity securities or warrants, options or other rights to acquire its membership interests or other equity securities, or stock appreciation, phantom stock, profit participation or similar rights with respect to the Company, or any notes, bonds or debt securities;
(f)    made any material capital investment in, or any material loan or advance to, or guaranty for the benefit of, any other Person (other than a Subsidiary of the Company);
(g)    declared, set aside, or paid any dividend or made any non-cash distribution with respect to its membership interests or other equity securities or redeemed, purchased, or otherwise acquired any of its membership interests or other equity securities (including any warrants, options or other rights to acquire its membership interests or other equity securities), except for dividends or distributions made by the Company's Subsidiaries to their respective parents in the ordinary course of business;
(h)    made any capital expenditures or commitments therefor in excess of $250,000, except for such capital expenditures or commitments therefor that are reflected in the Company's budget for the fiscal year ending December 31, 2016 previously provided to the Purchaser;
(i)    made any material loan to, or entered into any other material transaction with, any of its directors, officers, and employees outside the ordinary course of business;
(j)    (i) entered into any employment Contract with payments exceeding $150,000 per year or any collective bargaining agreement, or modified the terms of any such existing Contract or agreement or (ii) made or granted any bonus, retention, or severance payments or rights, or any wage, salary or other compensation increase to any employee or group of employees other than in the ordinary course of business consistent with past practice;
(k)    made any other material change in employment terms (including compensation) for any of its directors or officers or for any employees having employment Contracts with annual payments exceeding $150,000 per year;
(l)    discharged or satisfied any material Lien (other than any Permitted Lien) or paid any material obligation or material liability, other than current liabilities paid in the ordinary course of business consistent with past practice;
(m)    except in the ordinary course of business, (i) made or granted any material increase in any benefits under an employee benefit plan, policy or arrangement, or (ii) materially amended or materially terminated any existing employee benefit plan, policy or arrangement or adopted any new material employee benefit plan, policy or arrangement;
(n)    suffered any damage, destruction or casualty loss exceeding, in the aggregate, $250,000, whether or not covered by insurance;
(o)    made any change in any accounting policies or principles;
(p)    entered into any Material Contract or real property lease other than in the ordinary course of business;
(q)    made or changed any Tax election, changed any annual accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any "closing agreement" as described in Section 7121 of the Code with respect to Taxes, settled any Tax claim or assessment, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment; or
(r)    entered into any Contract, written or oral, to take any of the foregoing actions described in clauses (a) through (q) above.
3.07    Title to Properties
.
(a)    Except as set forth on Schedule 3.07(a), the Company and each of its Subsidiaries owns good title to, or holds pursuant to valid and enforceable leases or subleases, all of the tangible personal property and tangible assets shown to be owned or leased by it on the Latest Balance Sheet, free and clear of all Liens, except for Permitted Liens and assuming the Indebtedness has been paid in full, and such tangible personal property and tangible assets are all of the tangible assets used in or reasonably necessary for the conduct of their businesses as they are being conducted as of the date hereof.
(b)    The real property demised by the leases described on Schedule 3.07(b) constitutes all of the real property leased, subleased, licensed or otherwise occupied by the Company and its Subsidiaries (the "Leased Real Property"). Except as set forth on Schedule 3.07(b), the Leased Real Property leases are in full force and effect, and either the Company or one of its Subsidiaries holds a legal, valid and existing leasehold interest under each such lease, free and clear of all liens and encumbrances, except for Permitted Liens, and, to the Company's knowledge, the Leased Real Property leases are valid and binding obligations of the other party or parties thereto, enforceable in accordance with their terms. The Company has delivered to the Purchaser complete and accurate copies of each of the leases described on Schedule 3.07(b), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto. None of such leases have been modified, except to the extent that such modifications are disclosed by the copies delivered or made available to the Purchaser. Neither the Company nor any of its Subsidiaries is in default under any of such leases and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under any Leased Real Property lease. Except as set forth on Schedule 3.07(b), the transactions that are subject to the terms of this Agreement do not require the consent of any other party to any Leased Real Property lease, will not result in a breach of or default under any such lease, or otherwise cause any such lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing. The Company's or Subsidiary's possession and quiet enjoyment of the Leased Real Property under the Leased Real Property leases has not been disturbed and there are no ongoing disputes with respect to any Leased Real Property lease. No security deposit or portion thereof deposited with respect to any such Leased Real Property lease has been applied in respect of a breach or default under any such Leased Real Property lease which has not been redeposited in full. Neither the Company nor any Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy such property subject to such Leased Real Property lease or any portion thereof. Neither the Company nor any Subsidiary owes, or will owe in the future, any brokerage commissions or finder's fees with respect to such Leased Real Property lease.
(c)    Neither the Company nor any of its Subsidiaries owns or has owned any Owned Real Property.
(d)    The Real Property comprises all of the real property used or intended to be used in, or otherwise related to, the Business.
(e)    To the Company's knowledge, the Improvements are in good condition and repair, ordinary wear and tear excluded, and sufficient for the operation of the Business. To the Company's knowledge, there are no structural deficiencies or latent defects affecting any of the Improvements and, to the Company's knowledge, there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Business.
(f)    There is no condemnation, expropriation or other proceeding in eminent domain pending or, to the Company's knowledge, threatened, affecting any Real Property or any portion thereof or interest therein.
(g)    All certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all Governmental Authorities, board of fire underwriters, associations or any other entities having jurisdiction over the Real Property, which are required or appropriate to use or occupy the Real Property or operate the Business as currently conducted, have been issued and are in full force and effect. Schedule 3.07(g) lists all material Real Property Permits held by the Company or any Subsidiary with respect to each Real Property. The Company has delivered to Purchaser a true and complete copy of all Real Property Permits. The Company has not received any notice from any Governmental Authority or other entity having jurisdiction over the Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and, to the Company's knowledge, there is no basis for the issuance of any such notice or the taking of any such action. The Real Property Permits will continue to be valid and effective following the consummation of the transactions contemplated hereby without the consent or approval of the issuing Governmental Authority or entity, no disclosure, filing or other action by the Company is required in connection with the transactions contemplated hereby, and Purchaser shall not be required to assume any additional liabilities or obligations under the Real Property Permits as a result of such transactions.
(h)    To the Company's knowledge, each parcel of Real Property has direct access to a public street adjoining the Real Property, and such access is not dependent on any land or other real property interest which is not included in the Real Property. To the Company's knowledge, none of the Improvements or any portion thereof is dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Real Property.
(i)    To the Company's knowledge, all water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Real Property have been installed and are operational and sufficient for the operation of the Business as currently conducted thereon, and all hook-up fees or other similar fees or charges have been paid in full. To the Company's knowledge, each such utility service enters the Real Property from an adjoining public street or valid private easement in favor of the supplier of such utility service or appurtenant to such Real Property, and is not dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Real Property.
3.08    Tax Matters
. Except as set forth on Schedule 3.08:
(a)    The Company and its Subsidiaries have timely filed all Tax Returns which are required to be filed by them. Each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true, correct and complete in all material respects. All Taxes (whether or not shown as due and owing by the Company and the Subsidiaries on all such Tax Returns) that are due and payable have been timely paid. Each of the Company and its Subsidiaries has properly withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor, or other third party.
(b)    There are no pending audits, disputes, written claims or other information requests asserting any deficiency in Taxes or any proposed adjustment of any Taxes or Tax Returns with respect to the Company or any of its Subsidiaries.
(c)    Neither the Company nor any of its Subsidiaries has waived any statute of limitations beyond the date hereof in respect of any Taxes or agreed to any extension of time beyond the date hereof with respect to a Tax assessment or deficiency.
(d)    Neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return.
(e)    Neither the Company nor any of its Subsidiaries has participated in a "reportable transaction" within the meaning of Treas. Reg. § 1.6011-4.
(f)    The Company has been at all times classified as a partnership and each of its Subsidiaries has been at all times classified as a disregarded entity within the meaning of Treasury Regulation Section 301.7701-2(a) and none has made an election to be treated as an association within the meaning of Treasury Regulation Section 301.7701-3.
(g)    There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any Subsidiary.
(h)    Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or Benefit Plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) and any U.S. Department of Treasury or Internal Revenue Service guidance issued thereunder in connection with the transactions contemplated hereby (either alone or in combination with the occurrence of any other event).
(i)    Neither the Company nor any of its Subsidiaries has any actual or potential obligation to reimburse or otherwise ''gross-up'' any Person for any Taxes as a result of Sections 280G or 4999 of the Code.
(j)    Neither the Company nor any Subsidiary (A) has been a member of an Affiliated Group filing a combined, consolidated, or unitary Tax Return (other than a group the members of which are the Company and its Subsidiaries or any combination thereof) or (B) has any liability for the Taxes of any Person (other than the Company or any Subsidiary) under Treasury Regulation §1.1502-6 or any analogous or similar state, local or foreign law or regulation, or as a transferee or successor.
(k)    Each agreement, contract, arrangement or Benefit Plan of the Company and its Subsidiaries that is a "nonqualified deferred compensation plan" subject to Section 409A of the Code to which the Company or any of its Subsidiaries is a party (collectively, a "Plan") complies with and has been maintained in accordance with the requirements of Section 409A of the Code and any U.S. Department of Treasury or Internal Revenue Service guidance issued thereunder and no amounts under any such Plan is or has been subject to any interest or additional Tax set forth under Section 409A(a)(1)(B) of the Code. Neither the Company nor any of its Subsidiaries has any actual or potential obligation to reimburse or otherwise ''gross-up'' any Person for any Taxes as a result of Section 409A of the Code.
(l)    Since January 1, 2011, no Claim has ever been made by a taxing authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any such Subsidiary, respectively, is or may be subject to taxation by that jurisdiction.
(m)    None of the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date other than in the ordinary course of business, (v) election pursuant to Section 108(i) of the Code; (vi) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign Law); or (vii) use of an improper method of accounting for a taxable period on or prior to the Closing Date.
(n)    None of the Company or any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement (other than (i) any customary agreements with customers, vendors, lenders, lessors entered into in the ordinary course of business and the primary purpose of which is not related to Taxes and (ii) property Taxes payable with respect to properties leased), and none has any current or potential contractual obligation to indemnify any other Person with respect to Taxes.
The representations and warranties contained in Section 3.05, Section 3.06(q), this Section 3.08 and Section 3.13 are the only representations and warranties being made by the Company with respect to Taxes related to the Company or any of its Subsidiaries or this Agreement or its subject matter, and no other representation or warranty contained in any other section of this Agreement shall apply to any such Tax matters.

3.09    Contracts and Commitments.
(a)    Except as set forth on Schedule 3.09(a), neither the Company nor any of its Subsidiaries is party to or bound by any written:
(i)    (A) collective bargaining agreement or contract with any trade union or other labor organization or (B) Contract with any current or former employee, director or independent contractor providing for future severance, change in control, retention, stay-pay or similar payments;
(ii)    written bonus, pension, profit sharing, stock option, employee stock purchase, retirement or other form of deferred compensation plan, other than as described in Section 3.13(a) or the Disclosure Schedules relating thereto;
(iii)    (A) Contract for the employment of any officer, individual employee or other person on a full-time, part-time or other basis providing for fixed compensation in excess of or equal to $125,000 per annum (other than standard offer letters for at-will employment) or relating to loans to officers, directors or Affiliates pursuant to which it has any material obligation or (B) Contract with any independent contractor or consultant providing for fixed compensation in excess of or equal to $125,000 per annum;
(iv)    (A) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any material portion of their assets, or (B) Contract under which it has advanced or loaned any other Person, that is not an Affiliate of the Company, amounts exceeding, in the aggregate, $100,000;
(v)    guaranty of any obligation for Indebtedness or other material guaranty;
(vi)    settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company or its Subsidiaries will be required, after the date of this Agreement, to satisfy any monetary or material non-monetary obligations;
(vii)    lease or agreement under which it is lessee or lessor of, or holds or operates any material personal property owned by any other party, or permits any third party to hold or operate any material personal property owned or controlled by it, in each case for which the annual rental exceeds $150,000;
(viii)    Leased Real Property lease;
(ix)    agreements relating to any completed material business acquisition by the Company or any of its Subsidiaries within the last three (3) years or pursuant to which the Company or any of its Subsidiaries has remaining obligations or liabilities;
(x)    Contract pursuant to which (A) the Company or any of its Subsidiaries are licensed or otherwise permitted by a third party to use any Intellectual Property owned by such third party (other than non-exclusive licenses to the Company or any of its Subsidiaries of commercially available, unmodified "off the shelf" software where the aggregate fee, royalty or other consideration (including maintenance fees) for any such software or group of related software licenses is no more than $25,000 annually, or (B) any third party is licensed or otherwise permitted to use any Intellectual Property owned or held exclusively by the Company or any of its Subsidiaries;
(xi)    Contract which limits or prohibits the Company or any of its Subsidiaries from competing or freely engaging in business anywhere in the world;
(xii)    (A) joint venture, partnership or similar agreement related to the creation or development of Intellectual Property by or for the Company or any of its Subsidiaries, or (B) Contract providing for the assignment, ownership, creation or development of any Intellectual Property;
(xiii)     (A) Contract that limits the freedom or right of the Company or any of its Subsidiaries to use Intellectual Property owned by the Company or any of its Subsidiaries, (B) any settlement contract, consent-to-use or settlement agreement relating to Intellectual Property, or (C) any Contract granting any exclusive rights to any third party with respect to the Intellectual Property owned by the Company or any of its Subsidiaries;
(xiv)    Contract which is not terminable by the Company or applicable Subsidiary upon less than sixty (60) days' notice without penalty or additional liability and involves payments in excess of $250,000 annually;
(xv)    any other Contract which involves a consideration in excess of $150,000 annually; or
(xvi)    any other Contract that is outside the ordinary course of business which involves a consideration in excess of $10,000 executed within the thirty (30) days prior to the date hereof.
(b)    The Company has delivered or made available to the Purchaser true and correct copies of all written Material Contracts and an accurate description of all oral arrangements or Material Contracts that are required to be set forth on Schedule 3.09(a), together with all material amendments, waivers or other changes thereto.
(c)    Except as set forth on Schedule 3.09(c), (i) each of the Company and its Subsidiaries has performed in all material respects all material obligations required to be performed by it and is not in material default under, in material breach of, nor in receipt of any written Claim of material default or material breach under, any Material Contract; (ii) no event has occurred which, with the passage of time or the giving of notice or both, would result in a material default or material breach by the Company or any of its Subsidiaries under any Material Contract; and (iii) as of the date hereof, to the knowledge of the Company there is no material breach or threatened material breach by (or non-ordinary course notice of non-renewal or termination from (other than any automatic non-renewals or terminations in accordance with such Material Contract's terms)) the other parties to any Material Contract. Except for those that have terminated or expired in accordance with their terms, all of the Contracts and plans set forth on Schedule 3.09(a) or required to be set forth on Schedule 3.09(a) (collectively, the "Material Contracts") are valid and in full force and effect and constitute legal, valid and binding obligations of the Company or such Subsidiary, and are enforceable against the Company or such Subsidiary in accordance with their respective terms, and, to the Company's knowledge, constitute legal, valid and binding obligations of the other party or parties thereto, enforceable against such party or parties in accordance with their respective terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
3.10    Intellectual Property
.
(a)    All of the patents, registered trademarks, registered service marks, registered copyrights, Internet domain names, and applications for any of the foregoing owned or purported to be owned by the Company and its Subsidiaries are set forth on Schedule 3.10. The Company and its Subsidiaries exclusively own and possess all right, title and interest in and to the Intellectual Property required to be set forth on Schedule 3.10, and such Intellectual Property is valid, enforceable, unexpired and subsisting and free and clear of all Liens, except for Permitted Liens. There are no claims pending or, to the Company's knowledge, threatened in writing against the Company or any of its Subsidiaries in the past four (4) years with respect to infringement, misappropriation or violation of any third party Intellectual Property. Neither the Company nor any of its Subsidiaries, nor the operation of the Business, infringes, misappropriates or violates, or has infringed, misappropriated or violated, the Intellectual Property of any third party. Except as set forth on Schedule 3.10, to the Company's knowledge, no third party is currently infringing, misappropriating or violating any Intellectual Property owned by the Company or any of its Subsidiaries.
(b)    The Company and its Subsidiaries own or possess sufficient rights pursuant to a valid and enforceable written license agreement to use all Intellectual Property necessary for or used in the Business as presently conducted and proposed to be conducted, and all such Intellectual Property shall continue to be owned or otherwise possessed by the Company and its Subsidiaries or available for use on substantially similar terms and conditions by the Company and its Subsidiaries upon the completion of the Closing. The Company and its Subsidiaries have taken commercially reasonable measures to maintain, enforce and protect its rights in the Intellectual Property owned by the Company and its Subsidiaries.
(c)    The Company and its Subsidiaries have taken commercially reasonable steps, including reasonable security measures, to protect and maintain the secrecy and confidentiality of all Intellectual Property owned by the Company and its Subsidiaries, including any trade secrets. Except as set forth on Schedule 3.10(c), all current and former employees, independent contractors, and other Persons who have been involved in any material respect in the development of any Intellectual Property for the benefit of, or under the direction or supervision of, the Company or any of its Subsidiaries, have executed and delivered to the Company and its Subsidiaries a valid and enforceable agreement (i) providing for the nondisclosure by such Person of any Confidential Information of the Company and its Subsidiaries, and (ii) providing for the assignment (by way of a present grant of assignment) by such Person to the Company and its Subsidiaries of any Intellectual Property arising out of such Person's employment by, engagement by, or contract with the Company and its Subsidiaries. To the Company's knowledge, except as set forth on Schedule 3.10(c), no such current or former employees, independent contractors, or other Persons are in breach of any such agreements.
(d)    The information technology systems used in the Business, including all computer hardware, software, firmware, process automation and telecommunications systems, operate and perform in accordance with their documentation and functional specifications, in all material respects, and have operated and performed adequately during the last two (2) years (other than temporary problems arising in the ordinary course of business that did not materially disrupt the operations of the Business and which have been remedied in all material respects). The Company and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy, and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan.
3.11    Litigation
. Except as set forth on Schedule 3.11, there are no Claims (and, during the three (3) year period preceding the date of this Agreement, there have not been any Claims) pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries (including, in each case, any Claims with respect to the transactions contemplated hereby or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby), or pending or threatened by the Company or any of its Subsidiaries against any Person, at law or in equity, or before or by any Governmental Authority or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and neither the Company nor any of its Subsidiaries is subject to or in default under any outstanding judgment, Order or decree of any court or Governmental Authority.
3.12    Governmental Consent.
Except as set forth on the attached Schedule 3.12(a), no material Permit of, or declaration to or filing with, any Governmental Authority or regulatory authority is required in connection with any of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of any other transaction contemplated hereby. Schedule 3.12(b) contains a complete list of all Permits issued to the Company or any of its Subsidiaries that are currently used by the Company or any of its Subsidiaries in connection with the operation of the Business, except for truck or trailer registrations or license plate tags, temporary permits that individually nor in the aggregate are material to the Business and such other immaterial Permits that would be readily obtainable by any qualified applicant without any undue burden or material cost in the event of any lapse, termination, cancellation or forfeiture thereof, and such Permits represent all Permits required for the operation of the Business. The Company and its Subsidiaries are in compliance in all material respects with all such Permits identified on Schedule 3.12(b), all of which are in full force and effect, and, to the Company's knowledge, there are no pending or threatened limitations, terminations, expirations or revocations of such Permits other than such limitations, terminations, expirations or revocations that would not be material to the Business. No consent from any Governmental Authority is necessary for the continued validity of all such Permits identified on Schedule 3.12(b) in connection with the consummation of the transactions contemplated hereby. During the three (3) years prior to the date hereof, no written notices have been received by the Company or any of its Subsidiaries alleging the failure to hold any material Permits.
3.13    Employee Benefit Plans.
(a)    Schedule 3.13(a) contains a true and complete list of all "pension plans" (as defined under Section 3(2) of ERISA) and "welfare plans" (as defined under Section 3(1) of ERISA) and other bonus or incentive compensation, deferred compensation, severance, retention, or termination pay, retirement, profit-sharing, change in control, transaction-based payment, performance award, equity or equity-related award, health and welfare benefit plans, programs, policies, practices, agreements and arrangements and other material employee benefit plans, programs, policies, practices, agreements and arrangements, regardless of whether such plan is subject to ERISA, which the Company or any ERISA Affiliate maintains, participates in, contributes to, is required to contribute to, or with respect to which the Company or any ERISA Affiliate has or may have any current liability or obligation (collectively, the "Benefit Plans"), including on account of any ERISA Affiliate.
(b)    Each of the Benefit Plans that is intended to be qualified under Section 401(a) of the Code is subject to a favorable determination letter from the Internal Revenue Service or is a prototype or other plan that is entitled to rely on an opinion or advisory letter issued by the Internal Revenue Service to the plan sponsor regarding qualification of the form of the prototype or other plan, and except as disclosed on Schedule 3.13(b), to the Company's knowledge, nothing has occurred that would reasonably be expected to adversely affect such qualified status. Except as disclosed on Schedule 3.13(b), each Benefit Plan has been funded, administered and maintained, in form and in operation, in all material respects in accordance with its terms and with all applicable Laws, including but not limited to the requirements of the Code and ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Benefit Plan that would reasonably be expected to result in any material liability. There are no current actions, suits, or Claims pending, or, to the Company's knowledge, threatened or reasonably anticipated (other than routine claims for benefits) with respect to any Benefit Plan. There are no audits, inquiries, or proceedings pending or, to the Company's knowledge, threatened by any Governmental Authority with respect to any Benefit Plan.
(c)    With respect to each Benefit Plan, all required contributions have been made on a timely basis.
(d)    The Company has made available to the Purchaser true and complete copies of, in each case to the extent applicable, (i) all documents embodying each Benefit Plan, including, without limitation, all plan documents and amendments thereto, related trust documents, and group insurance policies and Contracts, (ii) the most recent determination, opinion, notification, or advisory letter received from the Internal Revenue Service for each Benefit Plan, (iii) the most recent Form 5500 annual report for each Benefit Plan, (iv) the most recent summary plan description and all summary(ies) of material modifications thereto for each Benefit Plan, (v) the most recent plan years' compliance and discrimination tests for each Benefit Plan, and (vi) all material correspondence with a Governmental Authority with respect to each Benefit Plan dated within the past thirty-six (36) months.
(e)    Neither the Company nor any of its ERISA Affiliates maintains, sponsors, contributes to or has any current or contingent liability with respect to, (i) any employee benefit plan that is subject to Title IV of ERISA or Section 412 of the Code or (ii) any "multiemployer plan" (as such term is defined under Section 3(37) of ERISA). Except as set forth on Schedule 3.13(e), no Benefit Plan provides, and neither the Company nor any ERISA Affiliate has any actual or potential obligation to provide, post-employment health, life or other welfare benefits, other than as required under Section 4980B of the Code or any similar applicable Law or for which the covered individual pays the full cost of coverage.
(f)    Except as expressly provided otherwise under this Agreement or as set forth on Schedule 3.13(f), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or in combination with the occurrence of any other event) constitute an event under any Benefit Plan that will result in any payment (whether severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits, forfeiture or obligation to fund benefits thereunder.
3.14    Insurance
. Schedule 3.14 contains a true and complete list as of the date of this Agreement of all material insurance policies to which the Company or any of its Subsidiaries is a party or which provide coverage to or for the benefit of or with respect to the Company, its Subsidiaries or any director or employee of the Company or its Subsidiaries in his or her capacity as such (the "Insurance Policies"), indicating in each case the type of coverage, name of the insured, the insurer, the premium, the expiration date of the policy and the amount of coverage. The Company has made available to the Purchaser true and complete copies of all such Insurance Policies. All Insurance Policies maintained by the Company and each of its Subsidiaries are in full force and effect and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in material default with respect to its obligations under any such policies or fidelity bonds. The Company and the Company's Subsidiaries are current in all premiums due under the Insurance Policies and have otherwise complied in all material respects with all of their material obligations under each Insurance Policy. The Company or one of the Company's Subsidiaries, as applicable, has given timely notice to the insurer of all material Claims known to the Company that may be insured by any such Insurance Policy. To the Company's knowledge, no Insurance Policy provides for any retrospective premium adjustment or other experience-based liability on the part of the Company or any of its Subsidiaries.
3.15    Compliance with Laws
. The Company, each of its Subsidiaries and, to the Company's knowledge, the Leased Real Property are, and during the three (3) years prior to the date hereof have been, in compliance in all material respects with all applicable Laws and regulations of foreign, federal, state and local governments and all agencies thereof, except where the failure to comply would not be material to the Business or the operations of the Company. During the three (3) years prior to the date hereof, no request for information or audits (other than in the ordinary course of business) and no Claims have been received by, and to the Company's knowledge, no Claims have been filed against, the Company or any of its Subsidiaries alleging material noncompliance with any Laws.
3.16    Environmental Compliance and Conditions
. Except as set forth on Schedule 3.16:
(a)    The Company and its Subsidiaries are in compliance, and have for the past three (3) years complied, in all material respects with all Environmental Laws, which compliance has included obtaining, maintaining, and complying with all Permits required for the occupation of the Leased Real Property and the operation of the Business.
(b)    None of the Company or any of its Subsidiaries has received in the past three (3) years, or prior to such time if not fully settled and resolved, any notice, report, Order, directive, or other information regarding any actual or alleged material violations of, or material liabilities arising under, Environmental Laws.
(c)    None of the Company or any of its Subsidiaries has manufactured, distributed, treated, stored, arranged for or permitted the disposal of, transported, handled, released, or exposed any Person to, any Hazardous Substance, or owned or operated any property or facility (including the Leased Real Property) which is or has been contaminated by any Hazardous Substance, in each case so as to give rise to any current or future material liabilities pursuant to Environmental Laws.
(d)    None of the Company or any of its Subsidiaries has designed, manufactured, sold, marketed, installed, repaired or distributed products or other items containing any Hazardous Substance so as to give rise to any material liabilities under Environmental Laws.
(e)    None of the Company or any of its Subsidiaries has assumed, undertaken, become subject to, or provided an indemnity with respect to any material liability of any other Person relating to Environmental Laws.
(f)    The Company has made available to the Purchaser all environmental audits, assessments, and reports and all other environmental documents materially bearing on environmental, health or safety liabilities or relating to the current and former operations and facilities (including without limitation the Leased Real Property) of the Company and its Subsidiaries that are in its possession or under its reasonable control.
3.17    Affiliated Transactions
. Except as set forth on Schedule 3.17, no officer, director, shareholder or Affiliate of the Company or any of its Subsidiaries or, to the Company's knowledge, any individual in any officer's or director's immediate family or any legal entity in which any such Person has the power to direct or control the actions of such legal entity, is a party to any Contract with the Company or any of its Subsidiaries or has any material interest in any assets, rights or property owned, licensed, leased or used by the Company or any of its Subsidiaries, other than employment-related Contracts. Schedule 3.17 contains a description of all material intercompany services provided to or on behalf of the Company or any of its Subsidiaries by any Seller or any Affiliates of the Sellers (other than the Company and its Subsidiaries).
3.18    Employees.
(a)     Except as set forth on Schedule 3.18(a), (i) neither the Company nor any of its Subsidiaries has experienced any material grievances, claims of unfair labor practices, arbitrations, or other material collective bargaining disputes within the past three (3) years, nor are any threatened overtly or currently anticipated, (ii) within the past three (3) years, neither the Company nor any of its Subsidiaries has committed any unfair labor practice, (iii) no employees of the Company or any of its Subsidiaries are represented by any union, labor organization, or works council in connection with such employment, (iv) to the Company's knowledge, no union organizing activities are underway or threatened with respect to any of the employees of the Company or any of its Subsidiaries and no such activities have occurred within the past four (4) years, (v) neither the Company nor any of its Subsidiaries is aware of any union, works council or other labor organization demand for recognition, (vi) there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed with the National Labor Relations Board or other labor relations tribunal, (vii) no collective bargaining agreements or other types of agreements with any union, labor organization, or works council with respect to any of the employees of the Company or any of its Subsidiaries are in effect or are currently being negotiated by the Company or any of its Subsidiaries, (viii) neither the Company nor any of its Subsidiaries has experienced any strike, work stoppage, picketing, walking out, lockout, slowdown or other material labor dispute during the last four (4) years, nor are any currently pending or, to the Company's knowledge, threatened.
(b)    Except as set forth on Schedule 3.18(b), the Company and each of its Subsidiaries is, and within the past three (3) years has been, in compliance in all material respects with all Laws relating to labor relations or employment matters, including but not limited to Laws relating to employment practices, terms and conditions of employment, tax withholding, equal employment opportunity, discrimination, harassment, and retaliation, immigration status, employee safety and health, wages and hours, disability rights or benefits, applicant and employment background checking, the Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local "mass layoff" or "plant closing" Law (collectively, "WARN"), collective bargaining, workers' compensation, equal pay, family and medical leave and other leaves of absences, and worker classification (including proper classification of employees as exempt or non-exempt under the Fair Labor Standards Act or similar state or local wage and hour laws, and proper classification of workers as employees or independent contractors). Except as set forth on Schedule 3.18(b), there are no Claims pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries alleging a violation of any Law pertaining to labor relations or employment matters, including any charges or complaints filed with the Equal Employment Opportunity Commission or comparable Governmental Authority, nor have there been any material such Claims within the past three (3) years.
(c)    To the Company's knowledge, no officer, executive or key employee of Company or any Subsidiary: (i) has any present intention to terminate his or her employment with such Company or Subsidiary within the first twelve (12) months immediately following the Closing Date; or (ii) is party to or bound by any non-competition, non-solicitation, confidentiality, non-disclosure, no-hire, or similar agreement that could materially restrict such person in the performance of his or her duties for the Company or any Subsidiary or the ability of any Company or any Subsidiary to conduct its business.
(d)    Neither the Company nor any of its Subsidiaries has implemented any employee layoffs implicating WARN, or any early retirement or exit incentive program, in each case affecting any group of employees of the Company or any of its Subsidiaries, within the thirty-six (36) months prior to the Closing, nor has the Company or any of its Subsidiaries announced any such action or program for the future. Schedule 3.18(d) sets forth a true and complete list of employee layoffs, by date and location, implemented by the Company and its Subsidiaries in the ninety (90) day period preceding the Closing.
3.19    Customers. Schedule 3.19 hereto sets forth a true and complete list of the ten (10) largest customers (measured by dollar volume of sales by the Company and its Subsidiaries to such customers) of the Company and its Subsidiaries for the twelve (12)-month period ending May 31, 2016 (the "Significant Customers"). Since December 31, 2015, except as set forth on Schedule 3.19, no Significant Customer has notified the Company or any Subsidiary of the Company that it is cancelling or intends to cancel its relationship with the Company or any of its Subsidiaries, no Contract with a Significant Customer has been materially modified in a manner adverse to the interests of the Company relative to the terms in the previously existing Contract and no Significant Customer has provided any Seller or the Company or any of its Subsidiaries written notice that it will discontinue doing business with the Company or its Subsidiaries or materially reduce the business that it currently conducts with the Company and its Subsidiaries.
3.20    Brokerage
. Except for the fees and expenses of Simmons & Company International, a division of Piper Jaffray & Co., there are no claims for brokerage commissions, finders' fees or similar compensation due in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any of its Subsidiaries.
3.21    No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY CONTAINED IN THIS ARTICLE III (INCLUDING THE DISCLOSURE SCHEDULES) OR ANY OTHER AGREEMENT OR CERTIFICATE EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, THE COMPANY DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND THE COMPANY HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
ARTICLE IIIA

REPRESENTATIONS AND WARRANTIES OF THE SELLERS
Each Seller hereby represents and warrants to the Purchaser and Parent as of the date hereof and as of the Closing that:
3A.01    Organization and Power.
If such Seller is a corporation, limited liability company, partnership or other entity, such Seller is duly organized, validly existing and in good standing under the laws of the state of its incorporation, organization or formation, and such Seller has all requisite limited liability company power and authority to own and operate its properties and assets and to carry on its businesses as now conducted, except where the failure to have such power and authority has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Seller to perform this Agreement or consummate the transactions contemplated hereby.
3A.02    Authorization; No Breach; Valid and Binding Agreement.
If such Seller is a corporation, limited liability company, partnership or other entity, the execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which such Seller is a party and the consummation of the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite action, and no other act or proceeding (corporate or otherwise) on the part of such Seller is necessary to authorize the execution, delivery or performance of this Agreement, the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby. Such Seller has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform its, his or her obligations hereunder. Such Seller's execution, delivery and performance of this Agreement and each of the other agreements and instruments contemplated hereby to which such Seller is a party, and the consummation of the transactions contemplated hereby or thereby, will not breach or violate (a) if such Seller is a corporation, limited liability company, partnership or other entity, such Seller's organizational documents, (b) any applicable Law, or rule or regulation, or order, writ, injunction or decree, of any Governmental Authority applicable to such Seller, or (c) any Contract or Permit to which such Seller is bound, except in the cases of clauses (b) and (c), where such breach or violation would not materially and adversely affect such Seller's ability to execute, deliver and perform this Agreement or consummate the transactions contemplated hereby. This Agreement and each of the other agreements and instruments contemplated hereby to which such Seller is a party and that is required by the terms of this Agreement to be executed on or before the date hereof, has been duly executed and delivered by such Seller and, assuming that this Agreement and each of these other agreements and instruments has been duly executed, authorized and delivered by the Purchaser, the Company and Parent, this Agreement and each of these other agreements and instruments constitutes a valid and binding obligation of such Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
3A.03    Capitalization.
Such Seller is the record owner of the number of Units set forth opposite such Seller's name on Schedule 3A.03 and owns such Units free and clear of all Liens other than restrictions on transfer imposed by state and federal securities laws or the limited liability company agreement of the Company, and Seller does not own any Units or any other membership interests or other equity interests or voting securities of the Company, except as set forth on Schedule 3A.03. Seller has good title to, and has full power and authority to convey, all of the Units. Upon transfer to the Purchaser of the certificates representing such Units and payment for the Units at the Closing in accordance with the terms hereof, the Purchaser will receive good title to such Units, free and clear of all Liens (other than Permitted Liens).
3A.04    Litigation.
There are no Claims pending or, to such Seller's knowledge, threatened against such Seller at law or in equity, or before or by any Governmental Authority, which would materially and adversely affect such Seller's ability to perform this Agreement or consummate the transactions contemplated hereby. Such Seller is not subject to any outstanding judgment, Order or decree of any court or Governmental Authority that would materially and adversely affect the Seller's ability to perform this Agreement or consummate the transactions contemplated hereby.
3A.05    Governmental Consents, etc.
Except as set forth on Schedule 3A.05, no consent, approval or authorization of any Governmental Authority or regulatory authority is required to be obtained by such Seller in connection with such Seller's execution, delivery and performance of this Agreement or its consummation of the transactions contemplated hereby.
3A.06    Brokerage.
Except for the fees and expenses of Simmons & Company International, a division of Piper Jaffray & Co., there are no claims for brokerage commissions, finders' fees or similar compensation due in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Seller.
3A.07    Investment Representations
.
(a)    Such Seller is acquiring the Parent Shares solely for such Seller's account, for investment purposes only and not with a view to, or for sale or other disposition in connection with, any distribution of the Parent Shares within the meaning of the Securities Act of 1933, as amended, or any applicable state or foreign securities laws. The Seller acknowledges that the Parent Shares have not been registered under the Securities Act of 1933, as amended, or any state or foreign securities laws and that the Parent Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is effected (i) pursuant to the terms of an effective registration statement under the Securities Act of 1933, as amended (and the Parent Shares are registered under any applicable state or foreign securities laws), or (ii) pursuant to an exemption from registration under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws.
(b)    Such Seller is not a party to any agreement or other arrangement for the disposition of any Parent Shares other than this Agreement.
(c)    Such Seller (i) is an Accredited Investor, (ii) is able to bear the economic risk of an investment in the Parent Shares and can afford to sustain a total loss of that investment, (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent Shares, (iv) has had an adequate opportunity to ask questions of and receive answers from the officers of Parent concerning Parent and its Subsidiaries and the Parent Shares, and (v) as of the date hereof, has received and reviewed copies of Parent's most recent annual report on Form 10-K, most recent proxy statement and all other reports filed by Parent under Section 13(a) of the Securities Exchange Act of 1934, as amended, since the date of filing of Parent's most recent annual report on Form 10-K prior to the date hereof.
3A.08    No Reliance.
Such Seller represents, warrants and agrees that such Seller has not relied upon any information, or the omission of any information, provided or made available by the Parent or Purchaser, any of Parent's other Subsidiaries, or any of their respective Representatives, other than the representations and warranties set forth in Article IV (including without limitation, any estimates, projections, forecasts or other materials made available to such Seller or such Seller's Affiliates in certain "data rooms," management presentations or the like) and the information contained in the Parent's most recent annual report on Form 10-K, most recent proxy statement and all other reports filed by Parent under Section 13(a) of the Securities Exchange Act of 1934, as amended, since the date of filing of Parent's most recent annual report on Form 10-K prior to the date hereto.  Such Seller acknowledges that it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts, including, without limitation, the reasonableness of the assumptions underlying such estimates, projections and forecasts.
3A.09    No Other Representations and Warranties.
EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IIIA (INCLUDING THE DISCLOSURE SCHEDULES) OR ANY OTHER AGREEMENT OR CERTIFICATE EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, SUCH SELLER DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND SUCH SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT
Each of the Purchaser and Parent, as applicable, represents and warrants to the Company and the Sellers as of the date hereof and as of the Closing that:
4.01    Organization and Corporate Power.
Each of the Purchaser and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite limited liability company power and authority and all authorizations, licenses and permits necessary to own and operate its properties and assets, to carry on its businesses as now conducted and to execute and deliver this Agreement and carry out the transactions contemplated hereby, and each is qualified or licensed to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify or be licensed, except where the failure to hold such power, authority, authorizations, licenses and permits would not reasonably be expected to be, individually or in the aggregate, material to the business of Purchaser and Parent, as applicable. The copies of the certificate of formation or organization and bylaws, including all amendments thereto prior to the date hereof, of each of the Purchaser and Parent have been made available to the Company and Sellers and are true and complete. Each of the Purchaser and Parent is not in default under, or in violation of, any provision of its organizational documents.
4.02    Authorization
. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which the Purchaser or Parent is a party, and the consummation of the transactions contemplated hereby or thereby, have been duly and validly authorized by all requisite corporate action, and no other act or proceeding (corporate or otherwise) on the Purchaser's or Parent's, as applicable, part are necessary to authorize the execution, delivery or performance of this Agreement, the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby. Each of the Purchaser and Parent has all requisite corporate power and authority and full legal capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and each of the other agreements and instruments contemplated hereby to which the Purchaser or Parent is a party has been duly executed and delivered by the Purchaser or Parent, as applicable, and assuming that this Agreement and each of the other agreements and instruments contemplated hereby to which the Purchaser is a party has been duly executed and delivered by the Sellers and the Company, this Agreement and each of the other agreements and instruments contemplated hereby to which the Purchaser or Parent is a party constitutes a valid and binding obligation of the Purchaser or Parent, as applicable, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors' rights and general principles of equity effecting the availability of specific performance and other equitable remedies.
4.03    No Violation
. Each of the Purchaser's and Parent's execution, delivery and performance of this Agreement and each of the other agreements and instruments contemplated hereby to which the Purchaser or Parent is a party, and the consummation of the transactions contemplated hereby or thereby, do not and will not conflict with or result in any breach of, constitute a default under, or result in a violation of (a) the Purchaser's or Parent's certificate of incorporation or its bylaws (or similar organizational documents), (b) any applicable Law, or rule or regulation, or order, writ, injunction or decree, of any Governmental Authority applicable to Purchaser or Parent, or (c) any Contract or Permit binding upon the Purchaser or Parent, except in the cases of clauses (b) and (c), where such breach or violation would not materially and adversely affect the Purchaser's or Parent's ability to execute, deliver and perform this Agreement or consummate the transactions contemplated hereby.
4.04    Governmental Authorities; Consents
. Except as set forth on Schedule 4.04, no consent, approval or authorization of any Governmental Authority or regulatory authority is required to be obtained by the Purchaser or Parent in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.
4.05    Litigation
. There are no Claims pending or, to the Purchaser's or Parent's knowledge, threatened against the Purchaser or Parent at law or in equity, or before or by any Governmental Authority, which would materially and adversely affect the Purchaser's or Parent's ability to perform this Agreement or consummate the transactions contemplated hereby. Neither the Purchaser nor Parent is subject to any outstanding judgment, Order or decree of any court or Governmental Authority that would materially and adversely affect the Purchaser's or Parent's ability to perform this Agreement or consummate the transactions contemplated hereby.
4.06    Brokerage
. Except as set forth on Schedule 4.06, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser or Parent.
4.07    Investment Representation
. The Purchaser is acquiring the Units for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities laws. The Purchaser is an Accredited Investor. The Purchaser acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Units. The Purchaser acknowledges that the Units have not been registered under the Securities Act of 1933, as amended, or any state or foreign securities laws and that the Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act of 1933, as amended, and the Units are registered under any applicable state or foreign securities laws or sold pursuant to an exemption from registration under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws.
4.08    Financing
. The Purchaser will have on the Closing Date sufficient available funds to pay the Estimated Cash Purchase Price, and to pay all fees, costs, expenses and other amounts required to be paid by the Purchaser pursuant to this Agreement.
4.09    Solvency
. The Purchaser and Parent are not entering into this Agreement or the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of the Purchaser, the Company or any of their respective Subsidiaries. Assuming that the Company and its Subsidiaries are solvent on the date hereof and on the Closing Date and that the representations and warranties of the Company and the Sellers contained in this Agreement are true and correct, and after giving effect to the transactions contemplated by this Agreement, at and immediately after the Closing Date, Purchaser and its Subsidiaries (taken as a whole) will be solvent. As used in this Section 4.09, the term "solvent" means, with respect to a Person as of a particular date, that on such date (a) the sum of the fair saleable value of assets of such Person is greater than the sum of its debts (including a reasonable estimate of the amount of all contingent liabilities), (b) such Person shall be able to pay its debts as they mature or become due; and (c) such Person and each of its Subsidiaries shall have adequate capital and liquidity to carry on their respective businesses.
4.10    Investigation
. Each of the Purchaser and Parent acknowledges that it is relying on its own independent investigation and analysis in entering into the transactions contemplated hereby. Each of the Purchaser and Parent is knowledgeable about the industries in which the Company and its Subsidiaries operate and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time. Each of the Purchaser and Parent has been afforded access to books and records, facilities and personnel of the Company and its Subsidiaries for purposes of conducting a due diligence investigation and has conducted a due diligence investigation of the Company and its Subsidiaries to its satisfaction.
4.11    Capital Stock
. The authorized shares of capital stock of the Parent consist of (i) 500,000,000 shares of Parent Common Stock and (ii) 10,000,000 shares of Parent Preferred Stock. As of June 30, 2016, 64,007,899 shares of Parent Common Stock are issued and outstanding and no shares of Parent Preferred Stock are issued and outstanding. As of the date hereof, all of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable. At the Closing, Parent will have sufficient authorized but unissued shares or treasury shares of Parent Common Stock for Parent to meet its obligation to deliver the Parent Shares under this Agreement.
4.12    Parent Shares. Upon issuance, the Parent Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any option, call, preemptive, subscription or similar rights or Liens, other than Permitted Liens and restrictions on transfer imposed by state and federal securities laws. Subject to the accuracy of the representations set forth in Section 3A.07, the Parent Shares will be issued to Sellers in compliance with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States.
4.13    No Purchaser Material Adverse Effect. Since December 31, 2015, there has occurred no event, change, circumstance, occurrence, fact, condition, effect or development that has had, or would reasonably be expected to have, a Purchaser Material Adverse Effect.
4.14    No Shareholder Approval. The issuance and delivery by Parent of the Parent Shares to the Sellers does not require any vote or other approval or authorization of any holder of any capital stock of Parent.
4.15    No Reliance. Each of the Purchaser and Parent represents, warrants and agrees that the Purchaser has not relied upon any information, or the omission of any information, provided or made available by the Sellers, the Company, any Subsidiary of the Company, or any of their respective Representatives, other than the representations and warranties set forth in Article III and Article IIIA (including without limitation, any estimates, projections, forecasts or other materials made available to the Purchaser, Parent or their Affiliates in certain "data rooms," management presentations or the like).  Each of the Purchaser and Parent acknowledges that it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts, including, without limitation, the reasonableness of the assumptions underlying such estimates, projections and forecasts.
4.16    No Other Representations and Warranties.
EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT CONTAINED IN THIS ARTICLE IV (INCLUDING ANY DOCUMENTS REFERENCED THEREIN) OR ANY OTHER AGREEMENT OR CERTIFICATE EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, THE PURCHASER AND PARENT DO NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND THE PURCHASER AND PARENT HEREBY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
ARTICLE V

COVENANTS OF THE COMPANY AND THE SELLERS
5.01    Conduct of the Business.
From the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Section 7.01, except (i) as expressly contemplated hereunder, (ii) as required by Law, (iii) if the Purchaser shall have consented in advance in writing or (iv) as set forth on Schedule 5.01, the Company shall (and shall cause each of its Subsidiaries to) conduct the Business in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve the goodwill and organization of its business and the relationships with customers, suppliers, vendors, officers, employees, consultants and other Persons having business relations with the Company and its Subsidiaries, and the Company shall not, and shall cause each of its Subsidiaries not to:
(a)    issue, sell or deliver any membership interests or issue or sell any securities convertible, exercisable or exchangeable into, or options with respect to, or warrants to purchase or rights to subscribe for, any membership interests, or stock appreciation, phantom stock, profit participation or similar rights, or any notes, bond or debt securities;
(b)    effect any recapitalization, reclassification, unit dividend, unit split or similar change in capitalization;
(c)    amend its certificate or articles of incorporation or bylaws (or equivalent organizational documents);
(d)    make any redemption or purchase of any membership interests, including the Units;
(e)    sell, assign, transfer, mortgage, pledge, lease, license, sublicense or subject to any Lien, charge or otherwise encumber all or any portion of its assets, except Permitted Liens;
(f)    make any capital investment in, or any capital contribution or loan or advance to, or guaranty for the benefit of, any other Person;
(g)    make any capital expenditures or commitments therefor in excess of $250,000, except for such capital expenditures or commitments therefor that are reflected in the Company's capital expenditure budget for the fiscal year ending December 31, 2016 previously provided to the Purchaser, or unreasonably delay any capital expenditures contemplated by such budget;
(h)    make any loan to, or enter into any other transaction with, any directors, officers or employees, other than immaterial loans or transactions made or entered into in the outside the ordinary course of business consistent with past practice;
(i)    incur any Indebtedness (other than to the extent the amount incurred is set forth on the Indebtedness Payoff Schedule);
(j)    make or grant any bonus or any wage or salary increase to any director, officer, employee or group of employees, or make or grant any increase in any employee benefit plan or arrangement, or amend or terminate any existing employee benefit plan or arrangement or adopt any new employee benefit plan or arrangement or enter into, amend or terminate any collective bargaining agreement or other employment agreement;
(k)    implement any employee layoffs implicating WARN;
(l)    compromise or settle any material Claim;
(m)    undertake or fail to undertake any action that, with the delivery of notice, the passage of time or both, would result in a breach or default under any Leased Real Property lease;
(n)    terminate or materially modify or amend any Material Contract, or enter into any agreement that, if existing prior to the date of this Agreement, would be a Material Contract;
(o)    hire any officers or key employees or terminate the services of any existing officers or existing key employees, other than for cause;
(p)    take or omit to take any action that would have required to be disclosed under Sections 3.06(d), 3.06(g), 3.06(j), 3.06(k), 3.06(l), 3.06(o), 3.06(p) or 3.06(q) if such action had been taken between December 31, 2015 and the date of this Agreement.
Without limiting the scope of covenants of Sellers and the Company set forth in this Section 5.01, the parties acknowledge and agree that (y) nothing contained in this Section 5.01 is intended to give the Purchaser or Parent, directly or indirectly, the right to direct the control or operations of the Company or any of its Subsidiaries prior to the Closing and (z) prior to the Closing, subject to this Section 5.01, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of it and its Subsidiaries.
5.02    Access to Books and Records
.
(a)    From the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Section 7.01, the Company shall (and shall cause each of its Subsidiaries to) provide the Purchaser and its Representatives with full access during normal business hours and upon reasonable notice to the offices, properties, books and records of the Company and its Subsidiaries; provided that (a) such access shall not materially and unreasonably interfere with the conduct of the business of the Company and its Subsidiaries, taken as a whole, and (b) nothing herein shall require the Company and its Subsidiaries to provide access to, or to disclose any information to, the Purchaser if such access or disclosure would be reasonably likely to (i) waive any legal privilege or (ii) be in violation of applicable Law or the provisions of any Contract entered into prior to the date of this Agreement and to which the Company or any Subsidiary is a party. In the event that the Company or its Subsidiaries does not provide access to or disclose information in reliance on clause (i) or (ii) of the preceding sentence, the Company shall provide written notice to the Purchaser that it is denying such access or withholding such information and shall use its commercially reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not waive such privilege or contravene such Law or Contract. The Purchaser acknowledges that it remains bound by the Confidentiality Agreement, dated March 3, 2016 (the "Confidentiality Agreement") and that all information it obtains as a result of access under this Section 5.02 shall be subject to the Confidentiality Agreement.
(b)    The Company shall deliver to the Purchaser copies of the Company's unaudited interim monthly consolidated financial statements as soon as reasonably practicable (and in any event within thirty (30) days) following the end of each full monthly accounting period following the date hereof during the period between the date of this Agreement and the Closing or termination of this Agreement as prepared by the Company in the ordinary course of business.
5.03    Restrictive Covenants
.
(a)    Each Restricted Seller hereby acknowledges that such Restricted Seller is familiar with the Company's and its Subsidiaries' trade secrets and with other Confidential Information. Each Restricted Seller acknowledges and agrees that the Company would be irreparably damaged if such Restricted Seller were to violate the restrictions set forth in this Section 5.03. Each Restricted Seller further acknowledges and agrees that the covenants and agreements set forth in this Section 5.03 were a material inducement to the Purchaser to enter into this Agreement and to perform its obligations hereunder, and that the Purchaser and its stockholders (including Parent) would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if such Restricted Seller breached the provisions of this Section 5.03. Therefore, each Restricted Seller agrees, in further consideration of the amounts to be paid hereunder for the Units and the goodwill of the Company sold by the Restricted Sellers, that until the fourth (4th) anniversary of the Closing, each Restricted Seller shall not (and shall cause its, his or her Affiliates not to) directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any other manner engage anywhere in the Restricted Territories (as defined below) in any business engaged directly or indirectly in the Business; provided, that nothing herein shall prohibit such Restricted Seller or any of such Restricted Seller's Affiliates from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded so long as none of such Persons has any active participation in the business of such corporation. Each Restricted Seller acknowledges that the business of the Company and its Subsidiaries has been conducted or is presently proposed to be conducted throughout the United States (the "Restricted Territories") and that the geographic restrictions set forth above are reasonable and necessary to protect the goodwill of the Company's business being sold by the Restricted Sellers pursuant to this Agreement.
(b)    Each Restricted Seller agrees that until the fourth (4th) anniversary of the Closing such Restricted Seller shall not (and shall cause its, his or her Affiliates not to) directly, or indirectly through another Person, (i) induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or its Subsidiaries at any time during the one (1)‑year period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the parties so as to avoid any disputes under this Section 5.03(b) that any such hiring within such one (1)‑year period is in violation of clause (i) above), or (iii) call on, solicit or service any customer, strategic partner, supplier, vendor, licensee, licensor or other business relation of the Company or its Subsidiaries (including any Person that was a customer, strategic partner, supplier, vendor or other potential business relation of the Company or its Subsidiaries at any time during the one (1)-year period immediately prior to such call, solicit or service), induce or attempt to induce such Person to cease doing business with the Company or its Subsidiaries, or in any way interfere with the relationship between any such customer, strategic partner, supplier, vendor, licensee or business relation and the Company or its Subsidiaries (including making any negative statements or communications about the Company or its Subsidiaries) in a manner harmful to the Company or its Subsidiaries.
(c)    For a period of two (2) years following the Closing, each Seller agrees that it shall not (and shall cause its, his or her Affiliates not to) (i) make any negative statement or communication regarding Purchaser, Parent, the Company or any of their respective Subsidiaries, Affiliates, directors, officers or employees or (ii) make any derogatory or disparaging statement or communication regarding Purchaser, Parent the Company or any of their respective Subsidiaries, Affiliates, directors, officers or employees.
(d)    Each Seller agrees that such Seller shall not (and shall cause its, his or her Affiliates and Representatives not to) disclose and to treat and hold as confidential all Confidential Information and, except as otherwise expressly permitted by this Agreement, refrain from using any of the Confidential Information (other than for the benefit of the Company, the Purchaser, Parent and their respective Subsidiaries as an employee thereof after the Closing Date) and, upon the request of the Company at any time after the Closing, deliver promptly to the Purchaser or destroy all tangible embodiments (and all copies) of the Confidential Information which are in such Seller's possession or under such Seller's control and provide confirmation thereof in writing. In the event that any Seller or any of such Seller's Affiliates or Representatives is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller shall notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 5.03. If, in the absence of a protective order or the receipt of a waiver hereunder, such Seller or any of such Seller's Affiliates or Representatives is compelled to disclose any Confidential Information to any tribunal, such Seller may disclose the Confidential Information to the tribunal; provided that such Seller shall use such Seller's commercially reasonable efforts to obtain, at the request and expense of the Purchaser, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Purchaser shall designate. Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by any Seller or any of such Seller's Affiliates or Representatives in violation of this Agreement or any other confidentiality obligation to which any of them is bound.
(e)    If, at the time of enforcement of the covenants contained in this Section 5.03 (the "Restrictive Covenants"), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by Law. Each Seller has consulted with legal counsel regarding the Restrictive Covenants and based on such consultation has determined and hereby acknowledges that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Company's business and the substantial investment in the Company made by the Purchaser hereunder. Each Seller further acknowledges and agrees that the Restrictive Covenants are being entered into by it in connection with the sale by such Seller of the Units owned by such Seller and the goodwill of the Company's business pursuant to this Agreement and not directly or indirectly in connection with such Seller's relationship with the Company.
(f)    If any Seller or an Affiliate, Subsidiary, officer, director, employee, representative or agent of any Seller breaches, or threatens to commit a breach of, any of the Restrictive Covenants, Purchaser and the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Purchaser, the Company or any of their respective Affiliates at Law or in equity:
(i)    the right to seek to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and
(ii)    the right to seek to require such Seller to account for and pay over to the Company any profits, monies, accruals, increments or other benefits derived or received by such Person as the result of any transactions constituting a breach of the Restrictive Covenants.
(g)    In the event of any breach or violation by any Seller of any of the Restrictive Covenants, the time period of such covenant as it relates to that breaching Seller only shall be tolled until such breach or violation is resolved.
5.04    Conditions
. Subject to the terms of the covenants in Section 8.05, the Sellers and the Company shall use commercially reasonable efforts to cause the conditions set forth in Section 2.01 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in Article II (other than those to be satisfied at the Closing).
5.05    Exclusive Dealing
. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to Section 7.01, neither the Company nor each Seller shall (and the Company and each Seller shall cause their respective Affiliates, Subsidiaries and Representatives not to), directly or indirectly, take any action to encourage, initiate or engage in discussions or negotiations with, provide any information to, or enter into any letter of intent, Contract or understanding with, any Person (other than the Purchaser, Parent and their Representatives) concerning the purchase of any Units or any merger, sale of all, substantially all or any material portion of the assets of the Company and its Subsidiaries (other than sales of inventory in the ordinary course of business) or similar transactions involving the Company and its Subsidiaries. The Sellers Representative and the Company shall notify the Purchaser in writing promptly if any Person makes any proposal, offer or material inquiry with respect to any of the foregoing, such notice to include the material terms of any such proposal or other inquiry and the name of the Person making such proposal (unless such disclosure would violate any existing confidentiality obligations to such Person that arose prior to execution of this Agreement). Each Seller agrees that, during the period from the date hereof to the earlier of the Closing and the date that this Agreement is terminated in accordance with Section 7.01, such Seller will not, directly or indirectly, sell, transfer, dispose or otherwise convey ownership of, or legal right or entitlement to, any of such Seller's Units. Any sale, transfer, disposition or other conveyance in violation of this Section 5.05 shall be null and void. The Company agrees that it will not record in the unit register or other books and records of the Company any transfer in violation of this Section 5.05.
5.06    Notification
. The Company shall promptly notify the Purchaser if the Sellers Representative, any Restricted Seller or the Company obtains knowledge of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which (i) results in any of the representations or warranties contained in Article III or Article IIIA being untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality, including the words "material" or "Company Material Adverse Effect", then untrue or inaccurate in any respect) or (ii) would be reasonably likely to cause any of the conditions set forth in Section 2.01 to be incapable of satisfaction, and (b) any material breach of, or failure to comply in any material respect with, any covenant of Sellers or the Company hereunder. Sellers and the Company acknowledge that no such notification or update by Sellers or the Company, however, shall be deemed to affect (i) any right of the Purchaser to terminate this Agreement pursuant to Section 7.01 or (ii) the indemnification obligations of Sellers under Section 8.01.
ARTICLE VI

COVENANTS OF THE PURCHASER
6.01    Books and Records.
(a)    From and after the Closing, for a period of four (4) years, the Purchaser shall, and shall cause the Company to, provide the Sellers Representative or any Seller and its or their authorized representatives, subject to reasonable restrictions imposed by the Company or the Purchaser from time to time, with reasonable access, during normal business hours and upon reasonable notice, to the books and records (for the purpose of examining and copying at the sole expense of the Sellers Representative or such Seller) of the Company and its Subsidiaries with respect to periods or occurrences prior to or on the Closing Date, in each case, as may be reasonably required by any Seller in connection with any legal proceedings by or against, or Tax audits against, governmental investigations of, or compliance with Law by any Seller or its, his or her Affiliates; provided, however, that (x) such access shall be subject to the Purchaser's and the Company's reasonable security measures and shall not unreasonably interfere with the operations of the Purchaser, the Company and its Subsidiaries, (y) nothing herein shall require the Purchaser, the Company or any of its Subsidiaries to provide access to, or to disclose any information to, the Sellers Representative or a Seller if such access or disclosure in the reasonable judgment of legal counsel to the Purchaser, the Company or any of its Subsidiaries would be reasonably likely to (i) waive any legal privilege or (ii) be in violation of applicable Law or the provisions of any agreement to which the Purchaser, the Company or any of its Subsidiaries is a party and (z) the Sellers Representative or any such Seller shall treat as confidential any Confidential Information of the Company that it receives following the Closing whether pursuant to this Section 6.01(a) or otherwise and shall not disclose such information other than (1) as required by Law or legal process, (2) in connection with claims arising from this Agreement, or (3) on a need to know basis to any Seller or its representatives who agree in advance to maintain the confidentiality of such information in accordance with this clause (z).
(b)    The Purchaser shall not, and shall not permit any of its Subsidiaries to, for a period of five (5) years following the Closing Date, destroy or otherwise dispose of any of the books and records of any of the Company or its Subsidiaries for any period prior to the Closing Date that are required to be retained for such period of time under the current retention policies of the Company and its Subsidiaries without first giving reasonable prior notice to the Sellers Representative and offering to surrender to the Sellers Representative such books and records or any portion thereof which the Purchaser or any of its Subsidiaries may intend to destroy or dispose of.
6.02    Notification. From the date hereof until the Closing Date, the Purchaser shall promptly notify the Company if the Purchaser or Parent obtains knowledge (a) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which (i) results in any of its representations or warranties contained in Article IV being untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality, including the words "material" or "Purchaser Material Adverse Effect", then untrue or inaccurate in any respect) or (ii) would be reasonably likely to cause any of the conditions set forth in Section 2.02 to be incapable of satisfaction, and (b) any material breach of, or failure to comply in any material respect with, any covenant of the Purchaser or Parent hereunder. Purchaser and Parent acknowledge that no such notification or update by Purchaser, however, shall be deemed to affect (i) any right of the Sellers Representative to terminate this Agreement pursuant to Section 7.01 or (ii) the indemnification obligations of the Purchaser under Section 8.01.
6.03    Director and Officer Liability and Indemnification. For a period of six (6) years after the Closing Date, the Purchaser shall not, and shall not permit the Company or any of its Subsidiaries to amend, repeal or modify any provision in the Company's or any of its Subsidiaries articles of incorporation, bylaws, limited liability company agreement or other applicable organizational or governing document relating to the exculpation or indemnification rights of any current or former officer, manager or member (the "D&O Indemnified Persons") in a manner that would adversely affect such exculpation or indemnification rights of any such current or former officer or director (unless required by Law), it being the intent of the parties that the D&O Indemnified Persons shall continue to be entitled to such exculpation and indemnification rights to the fullest extent of the law to the extent provided in the Company's or any of its Subsidiaries' articles of incorporation, bylaws, limited liability company agreement or other applicable organizational or governing document as of the date hereof relating to exculpation or indemnification. If the Purchaser, the Company or any of its Subsidiaries or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Purchaser and the Company and its Subsidiaries shall assume all of the obligations set forth in this Section 6.03. The provisions of this Section 6.03 are intended for the benefit of, and will be enforceable by, each D&O Indemnified Person and his or her heirs and representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have had by contract or otherwise. For the avoidance of doubt, the expense of any "tail" insurance policy obtained by the Company or its managers with respect to managers liability insurance shall be the responsibility of the Sellers, either directly or indirectly through the use of the Company's Cash on Hand prior to the Closing.
6.04    Conditions
. Subject to the terms of the covenants in Section 8.05, Purchaser shall use its commercially reasonable efforts to cause the conditions set forth in Section 2.02 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in Article II (other than those to be satisfied at the Closing).
6.05    Employment and Benefit Arrangements
.
(a)    The Purchaser shall take all actions required so that eligible employees of the Company and its Subsidiaries shall receive service credit with respect to service with the Company and its Subsidiaries (or their predecessors) prior to the Closing Date for purposes of eligibility and vesting under any employee benefit plans and arrangements (excluding any defined benefit pension plans and equity or equity-related plans and arrangements) in which each such employee is eligible to participate following the Closing Date; provided that no retroactive contributions will be required and provided, further, except to the extent such credit would result in the duplication of benefits. To the extent that the Purchaser modifies any group health coverage or benefit plans under which the employees of the Company and its Subsidiaries participate, the Purchaser shall use commercially reasonable efforts to waive any applicable waiting periods, pre-existing conditions or actively-at-work requirements and shall use commercially reasonably efforts to give such employees credit under the new coverages or benefit plans for deductibles, co-insurance and out-of-pocket payments that have been paid during the year in which such coverage or plan modification occurs. This Section 6.05 shall survive the Closing, and shall be binding on all successors and assigns of the Purchaser, the Company and its Subsidiaries. Through December 31, 2016, Purchaser shall take all actions required so that each employee of the Company and its Subsidiaries (determined as of the Closing Date) who continues in employment with the Company and its Subsidiaries during such period (i) receives base compensation and bonus opportunities (excluding any equity or equity-related opportunities) that are no less favorable than that provided by the Company or its Subsidiaries to such employee immediately prior to the Closing Date, (ii) receives benefits that, in the aggregate, are substantially comparable or greater in the aggregate to those benefits provided by the Company or its Subsidiaries under the Benefit Plans (other than equity or equity-related arrangements) to such employee immediately prior to the Closing Date or are substantially comparable in the aggregate to those benefits provided by Purchaser or its Affiliates to their similarly situated employees and (iii) to the extent that any such employee is terminated for other than "cause" following the Closing and prior to December 31, 2016, receives severance pay that is no less than the severance pay that would have been payable to such employee under the severance policy in effect immediately prior to the Closing Date.
(b)    Nothing contained in this Section 6.05 shall obligate Purchaser, Parent, the Company, or any of the Company's Subsidiaries to continue the employment of any employee of, or the service relationship of any other service provider to, the Company or any of its Subsidiaries for any period of time after the Closing, and this Section 6.05 shall not be construed to limit the ability of Purchaser, Parent, the Company, or any of the Company's Subsidiaries to terminate the employment of any employee of, or the service relationship of any other service provider to, the Company or any of its Subsidiaries following the Closing in accordance with applicable Law and any pre-existing contractual relationship. Further, this Section 6.05 shall be binding upon and inure solely to the benefit of the parties to this Agreement, and nothing in this Section 6.05, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.05 or be construed as an amendment, waiver, termination, or creation of any benefit or compensation plan, program, agreement, Contract, policy, or arrangement of Purchaser, Parent, the Company, or any of the Company's Subsidiaries.
6.06    Attorney Client Prvilege and Waiver
. Purchaser hereby agrees that the attorney client privilege with respect to communications by and between the officers, directors or owners of the Company or any of its Subsidiaries and the Company's legal counsel relating to the transactions contemplated by this Agreement and occurring prior to the Closing shall belong to the Sellers and not the Company, which privilege may be asserted at any time following the Closing by the Sellers Representative on behalf of the Sellers. In addition, the Purchaser hereby waives any conflict that may exist and further consents to counsel for the Company and Sellers in this transaction representing Sellers and/or Sellers Representative in connection with any claim, lawsuit or arbitration arising out of or relating to this Agreement.
ARTICLE I

TERMINATION
1.01    Termination
. This Agreement may be terminated at any time prior to the Closing only as follows:
(a)    by the mutual written consent of the Sellers Representative (on behalf of the Sellers and the Company) and the Purchaser;
(b)    by the Purchaser, if there has been a material violation or breach by the Company or any Seller of any covenant, representation or warranty contained in this Agreement that (i) has prevented the satisfaction of any condition to the obligations of the Purchaser at the Closing and such violation or breach has not been waived by the Purchaser and (ii) is not capable of being cured or, if capable of being cured, has not been cured by the Company or such Seller prior to the earlier of (A) ten (10) Business Days after receipt by the Sellers Representative of written notice thereof from the Purchaser and (B) the Termination Date; provided that Purchaser may not terminate this Agreement pursuant to this Section 7.01(b) if Purchaser is then in breach of this Agreement so as to cause any of the conditions set forth in Section 2.01 not to be satisfied;
(c)    by the Sellers Representative (on behalf of the Sellers and the Company), if there has been a material violation or breach by the Purchaser or Parent of any covenant, representation or warranty contained in this Agreement that (i) has prevented the satisfaction of any condition to the obligations of the Company and the Sellers at the Closing and such violation or breach has not been waived by the Company and the Sellers Representative and (ii) is not capable of being cured or, if capable of being cured, and has not been cured by the Purchaser or Parent, as applicable, prior to the earlier of (A) ten (10) Business Days after receipt by the Purchaser of written notice thereof from the Sellers Representative and (B) the Termination Date; provided that the Sellers Representative may not terminate this Agreement pursuant to this Section 7.01(c) if any Seller or the Company is then in breach of this Agreement so as to cause any of the conditions set forth in Section 2.02 not to be satisfied;
(d)    by the Purchaser, if the transactions contemplated hereby have not been consummated on or before November 29, 2016 (the "Termination Date"); provided that the Purchaser shall not be entitled to terminate this Agreement pursuant to this Section 7.01(d) if the Purchaser's breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur prior to such Termination Date;
(e)    by the Sellers Representative (on behalf of the Sellers and the Company), if the transactions contemplated hereby have not been consummated on or before the Termination Date; provided that the Sellers Representative shall not be entitled to terminate this Agreement pursuant to this Section 7.01(e) if the Company's or any Seller's breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur prior to such Termination Date; or
(f)    by the Purchaser or the Sellers Representative (on behalf of the Sellers and the Company) if there is in effect a final nonappealable Order, which prohibits the consummation of the transactions contemplated by this Agreement; provided that neither Sellers Representative nor Purchaser may terminate this Agreement pursuant to this Section 7.01(f) if the issuance of such Order was caused by or resulting from the material breach of such Person's (or, in the case of the Sellers Representative, the Company's or any Seller's) obligations under this Agreement.
The party desiring to terminate this Agreement pursuant to clauses (b), (c), (d), (e) or (f) of this Section 7.01 shall give written notice of such termination to the other parties hereto.
1.02    Effect of Termination
. In the event this Agreement is terminated by either the Purchaser or the Sellers Representative as provided above, (a) the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 7.02 and Article X (with the exception of Section 10.22) hereof which shall survive the termination of this Agreement), provided, however, that the Confidentiality Agreement will survive the termination of this Agreement in accordance with its terms, and (b) there shall be no liability on the part of any of the Purchaser, Parent, the Company, any of its Subsidiaries or the Sellers to one another, except for any Willful Breach of this Agreement by the Company, Purchaser or Parent prior to the time of such termination. Nothing in this Article VII shall be deemed to impair the right of any party to compel specific performance by another party of its obligations under this Agreement in accordance with the terms of this Agreement.
ARTICLE II

ADDITIONAL COVENANTS
2.01    Survival of Representations, Warranties, Covenants, Agreements and Other Provisions; Indemnification
.
(a)    Survival. Each representation and warranty contained in Article III, Article IIIA and Article IV, the Schedules or in any certificate delivered in connection with this Agreement shall survive the Closing and shall terminate on the eighteen (18) month anniversary of the Closing Date, except that the representations and warranties in (A) Section 3.01 (Organization and Corporate Power), Section 3.02 (Subsidiaries), Section 3.03 (Authorization; No Breach; Valid and Binding Agreement), Section 3.04 (Capitalization), Section 3.08 (Tax Matters),) and Section 3.20 (Brokerage) (collectively, the "Company Fundamental Representations"), (B) Section 3A.01 (Organization and Power), Section 3A.02 (Authorization; No Breach; Valid and Binding Agreement), Section 3A.03 (Capitalization) and Section 3A.06 (Brokerage) (collectively, the "Seller Fundamental Representations") and (C) Section 4.01 (Organization and Corporate Power), Section 4.02 (Authorization), Section 4.06 (Brokerage), Section 4.11 (Capital Stock), Section 4.12 (Parent Shares) and Section 4.14 (No Shareholder Approval) (collectively, the "Purchaser Fundamental Representations") shall survive for a time period equal to the longest statute of limitations permitted by applicable Law (after giving effect to any permitted extension thereof) in respect of a breach or inaccuracy of a representation or warranty. The covenants and agreements contained in this Agreement (i) that are required to be performed in whole prior to the Closing shall survive the Closing and shall terminate on the twelve (12) month anniversary of the Closing Date and (ii) that require performance after the Closing Date shall survive until the date or dates expressly specified therein or, if not so specified, until performed in accordance with their terms. Notwithstanding the foregoing or anything else to the contrary in this Agreement, in no case shall the expiration of the representations, warranties, covenants and agreements affect any claim for indemnification thereunder if written notice of such breach is given to the party or parties providing such indemnification pursuant to the terms of this Agreement prior to such expiration.
(b)    Indemnification With Respect to Company Matters. Subject to the limitations in Section 8.01(e), as applicable, from and after the Closing Date, the Purchaser and its Affiliates (including the Company and its Subsidiaries after the Closing) and their respective current and future stockholders, officers, directors, employees, agents, partners and representatives, and each of their successors and assigns (collectively, the "Purchaser Indemnified Parties") shall be indemnified and held harmless by the Sellers (severally and not jointly, in accordance with their respective Allocation Percentages) against and reimbursed for any and all loss, liability, demand, judgment, Claim, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third-party claims (including interest, penalties and reasonably incurred legal, consulting and other professional fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing, but excluding any and all amounts in the nature of punitive damages, except to the extent awarded to a third-party other than any Purchaser Indemnified Party) (collectively, "Losses"), which any such Purchaser Indemnified Party may suffer, sustain or become subject to, as a result of or in connection with:
(i)    any breach by the Company of any representation or warranty made by the Company in this Agreement or any of the Disclosure Schedules attached hereto, or in any of the certificates furnished by the Company pursuant to this Agreement;
(ii)    any nonfulfillment or breach of any covenant or agreement by the Company under this Agreement;
(iii)    any unpaid Indebtedness and unpaid Seller Transaction Expenses, in each case as of the Closing; and/or
(iv)    (A) all Taxes (or the non-payment thereof) of the Company and its Subsidiaries for all Pre-Closing Tax Periods, (B) any and all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Company or its Subsidiaries (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 (or any analogous or similar state, local, or foreign Law), and (C) any and all Taxes of any Person (other than the Company and its Subsidiaries) imposed on the Company or its Subsidiaries as a transferee or successor, by contract or pursuant to any Law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing.
(c)    Indemnification With Respect to Seller Matters. Subject to the limitations in Section 8.01(e), as applicable, from and after the Closing Date, the Purchaser Indemnified Parties shall be indemnified and held harmless by each of the Sellers (severally and not jointly, in accordance with their respective Allocation Percentages) against and reimbursed for any and all Losses which any such Purchaser Indemnified Party may suffer, sustain or become subject to, as a result of or in connection with:
(i)    any breach by such Seller of any representation or warranty made by such Seller in Article IIIA of this Agreement or any of the Disclosure Schedules attached hereto, or in any of the certificates furnished by such Seller pursuant to this Agreement; or
(ii)    any nonfulfillment or breach of any covenant or agreement by such Seller under this Agreement.
(d)    Indemnification With Respect to Purchaser and Parent Matters. Subject to the limitations set forth in Section 8.01(e), from and after the Closing Date, the Sellers and each of their respective former, current and future stockholders, officers, directors, employees, agents, partners and representatives, and each of their successors and assigns (collectively, the "Seller Indemnified Parties") shall be indemnified and held harmless by the Purchaser against and reimbursed for any and all Losses which any such Seller Indemnified Party may suffer, sustain or become subject to, as a result of or in connection with:
(i)    any breach by the Purchaser or Parent of any representation or warranty made by the Purchaser or Parent in this Agreement or any of the Disclosure Schedules attached hereto, or in any of the certificates furnished by the Purchaser or Parent pursuant to this Agreement; or
(ii)    any nonfulfillment or breach of any covenant, agreement or other provision by the Purchaser or Parent under this Agreement.
(e)    Limits on Indemnification. Notwithstanding anything contained in this Section 8.01 to the contrary, and except in the case of fraud:
(i)    Purchaser Indemnified Parties shall not be entitled to any indemnification pursuant to Section 8.01(b), (x) with respect to any individual occurrence, event or circumstance, unless and until the aggregate of all Losses subject to indemnification resulting from such individual occurrence, event or circumstance exceeds $50,000 (the "Mini-Basket") (it being agreed, however, that the dollar value of Losses resulting from "individual" occurrences, events or circumstances that relate to or result from the same cause or circumstance will be aggregated for purposes of this clause (x)), and (y) unless and until the aggregate dollar amount of all Losses that would otherwise be indemnifiable pursuant to Section 8.01(b) exceeds $3,240,000 (the "Deductible"), and then only to the extent such Losses exceed the Deductible; provided, however, that the foregoing limitations shall not apply in the case of (A) a claim for any breach of any Company Fundamental Representation or (B) a claim pursuant to Section 8.01(b)(ii), Section 8.01(b)(iii) or Section 8.01(b)(iv) (and any Losses with respect to such claims shall not count toward the Deductible).
(ii)    Seller Indemnified Parties shall not be entitled to any indemnification pursuant to Section 8.01(d), (x) with respect to any individual occurrence, event or circumstance, unless and until the aggregate of all Losses subject to indemnification resulting from such individual occurrence, event or circumstance exceeds the Mini-Basket (it being agreed, however, that the dollar value of Losses resulting from "individual" occurrences, events or circumstances that relate to or result from the same cause or circumstance will be aggregated for purposes of this clause (x)), and (y) unless and until the aggregate dollar amount of all Losses that would otherwise be indemnifiable pursuant to Section 8.01(d) exceeds the Deductible, and then only to the extent such Losses exceed the Deductible; provided, however, that the foregoing limitations shall not apply in the case of (A) a claim for any breach of any Purchaser Fundamental Representation or (B) a claim pursuant to Section 8.01(d)(ii) (and any Losses with respect to such claims shall not count toward the Deductible).
(iii)    Purchaser Indemnified Parties shall not be entitled to indemnification pursuant to Section 8.01(b) in excess of the amount then remaining in the Indemnity Escrow Account (the "Indemnity Escrow Cap"). The Indemnity Escrow Amount shall be the sole and exclusive remedy of the Purchaser Indemnified Parties to recover for any indemnifiable Losses pursuant to Section 8.01(b), and once the Indemnity Escrow Amount is depleted, the Purchaser Indemnified Parties shall have no further rights to indemnification pursuant to Section 8.01(b); provided, however, that the foregoing limitation shall not apply in the case of (A) a claim for any breach of any Company Fundamental Representation or (B) a claim pursuant to Section 8.01(b)(ii), Section 8.01(b)(iii) or Section 8.01(b)(iv).
(iv)    Seller Indemnified Parties shall not be entitled to indemnification pursuant to Section 8.01(d) in excess of the amount of the Indemnity Escrow Cap at Closing; provided, however, that the foregoing limitation shall not apply in the case of (A) a claim for any breach of any Purchaser Fundamental Representation or (B) a claim pursuant to Section 8.01(d)(ii).
(v)    In the event of any indemnification resulting from a breach of any Company Fundamental Representation or pursuant to Section 8.01(b)(ii), Section 8.01(b)(iii) or Section 8.01(b)(iv), the Purchaser Indemnified Parties must first make a claim against the Indemnity Escrow Amount and, to the extent funds therein are insufficient to satisfy the full amount of Losses arising from such claims, then the Purchaser Indemnified Parties may bring a claim against the Sellers (severally and not jointly), with each such Seller only being responsible for its Allocation Percentage of any indemnifiable Losses.
(vi)    In the event of any indemnification claim pursuant to Section 8.01(c), the Purchaser Indemnified Parties shall be entitled to indemnification solely from the Seller in breach of such representation, warranty, covenant, agreement or other provision pursuant to Section 8.01(c), and shall not be entitled to bring a claim against the Indemnity Escrow Account or any non-breaching Seller.
(vii)    In no event shall a Seller be liable hereunder for an amount that exceeds the total consideration actually received by such Seller with respect to its Units pursuant to this Agreement.
(viii)    For purposes of Section 8.01(b), Section 8.01(c), Section 8.01(d) and this Section 8.01(e), breaches of representations and warranties in Article III, Article IIIA and Article IV, as applicable, and the calculation of any Losses relating thereto will be determined without giving effect to any "material", "in all material respects", "Company Material Adverse Effect", "Purchaser Material Adverse Effect" or similar qualifications.
(f)    Determination of Loss; Mitigation
.
(i)    The amount of any indemnifiable Losses under Section 8.01(b) shall be calculated net of any amounts actually recovered by the Indemnitee with respect thereto from any third party with respect thereto (net of any collection costs) under, or pursuant to, any insurance policy. If after an Indemnitee has received indemnification payments pursuant to Section 8.01(b) such Indemnitee (or its Affiliates) actually recovers cash (net of any collection costs) under, or pursuant to, any insurance policy relating to the claim or matter for which an indemnification payment was previously received, then such Indemnitee shall promptly pay to the applicable Indemnitor(s) the amount of such insurance proceeds (up to the amount of the prior payments to such Indemnitee by such Indemnitor(s)).
(ii)    Each party hereto shall take all steps required by applicable Law to mitigate any of its Losses as promptly as reasonably practicable upon becoming aware of any event which would reasonably be expected to, or does, give rise to an indemnification claim under this Section 8.01.
(iii)    Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made or could be made under any other representation, warranty, covenant or agreement. An Indemnitee shall not be entitled to recover more than once for the same Loss.
(g)    Manner of Payment; Escrow. Any indemnification of the Purchaser Indemnified Parties or the Seller Indemnified Parties pursuant to this Section 8.01 shall be effected by wire transfer of immediately available funds from the Sellers or Purchaser, as the case may be, to an account designated in writing by the applicable Purchaser Indemnified Party or Seller Indemnified Party, as the case may be, within five (5) days after a determination thereof that is binding on the Indemnitor; provided, however, that (i) any indemnification owed by any Seller to the Purchaser Indemnified Parties pursuant to Section 8.01(b) (other than in the case of a breach of a Company Fundamental Representation or pursuant to Section 8.01(b)(ii), Section 8.01(b)(iii) or Section 8.01(b)(iv)) shall be satisfied exclusively out of the Indemnity Escrow Amount and (ii) any indemnification finally determined pursuant to this Agreement to be owed by any Seller to the Purchaser Indemnified Parties or by Purchaser to the Seller Indemnified Parties, as the case may be, may, at the Indemnitee's election, be satisfied by set‑off against any amounts due or payable by such Indemnitee to the Indemnitor. The Sellers will be entitled to receive the remaining Indemnity Escrow Amount in accordance with the terms of the Escrow Agreement, at which time Purchaser and the Sellers Representative shall cause the Escrow Agent to distribute to each Seller the portion of such balance to which such Seller is entitled (it being understood that from and after the release of funds to Sellers from the Indemnity Escrow Account in accordance with the Escrow Agreement, such funds shall no longer be available to satisfy claims under Section 8.01(b) of this Agreement (other than in the case of a breach of a Company Fundamental Representation or pursuant to Section 8.01(b)(ii) or Section 8.01(b)(iii), Section 8.01(b)(iv)) and Purchaser Indemnified Parties shall not seek payment directly from Sellers in satisfaction of their respective indemnification obligations with respect to such claims pursuant to Section 8.01(b) (other than in the case of a breach of a Company Fundamental Representations or pursuant to Section 8.01(b)(ii), Section 8.01(b)(iii) or Section 8.01(b)(iv)).
(h)    Defense of Third Party Claims
. Any Person making a claim for indemnification under this Section 8.01 (any such Person, an "Indemnitee") shall notify the indemnifying party (such party, an "Indemnitor") of the claim in writing promptly after receiving written notice of any Claim against it (if by a third party), describing the Claim, the amount thereof (if known and quantifiable) and the basis thereof; provided, that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the Losses for which the Indemnitor is obligated to be materially greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such Claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense (with the fees and expenses of such counsel being borne by the Indemnitor); provided, that prior to the Indemnitor assuming control of such defense it shall first verify to the Indemnitee in writing that, subject to the limitations provided in Section 8.01(e), such Indemnitor shall be fully responsible (with no reservation of any rights) for all Losses relating to such claim for indemnification and that it shall, subject to the stated limitations, provide full indemnification to the Indemnitee with respect to such Claim giving rise to such claim for indemnification hereunder; and provided, further, that:
(i)    the Indemnitee shall be entitled to participate in the defense of such Proceeding or other claim and to employ counsel of its choice for such purpose; provided, that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor has notified the Indemnitee that it intends to assume control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor, and except that the Indemnitor shall pay all of the fees and expenses of such separate counsel if the Indemnitee has been advised by counsel that a reasonable likelihood exists of a material conflict of interest between the Indemnitor and the Indemnitee);
(ii)    the Indemnitor shall not be entitled to assume control of such defense (unless otherwise agreed to in writing by the Indemnitee) and shall pay the reasonable fees and expenses of counsel retained by the Indemnitee if (1) the claim for indemnification relates to or arises in connection with any criminal or quasi-criminal Claim; (2) the Claim seeks an injunction or equitable relief against the Indemnitee; (3) the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; (4) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such Claim; or (5) the Indemnitee reasonably believes that the Losses relating to the third-party Claim would not exceed the Deductible or would exceed the maximum amount that the Indemnitee could then be entitled to recover for such Claim under the applicable provisions of Section 8.01(e); provided if the reason that the Indemnitee assumes control of the Proceeding is (3) or (5), then the counsel chosen by the Indemnitee to defend the Claim must be reasonably acceptable to the Indemnitor;
(iii)    if the Indemnitor shall control the defense of any such Claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of such Claim if, pursuant to or as a result of such settlement, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities (monetary or otherwise) with respect to such Claim, with prejudice;
(iv)    if the Indemnitee is a Purchaser Indemnified Party with respect to any third-party Claim, the Indemnitee may not settle or compromise any third-party Claim or consent to the entry of any judgment in favor of any third party with respect to which indemnification is being sought hereunder without the prior written consent of the Sellers Representative, acting on behalf of the Sellers, such consent not to be unreasonably withheld, conditioned or delayed; and
(v)    the Indemnitee (if the Indemnitor has assumed the defense of a third-party Claim) or the Indemnitor (if the Indemnitor has not or is not permitted to assume the defense of a third-party Claim) shall reasonably assist and cooperate in good faith in managing such defense.
(i)    Direct Claims. Any claim by an Indemnitee on account of Losses which do not result from a third‑party Claim (a "Direct Claim") will be asserted by giving the Indemnitor reasonably prompt written notice thereof (such notice, a "Direct Claim Notice"). A Direct Claim Notice will describe the Direct Claim in reasonable detail and indicate the estimated amount of Losses (if known and quantifiable) that have been or may be sustained by the Indemnitee. The Indemnitee and the Indemnitor may discuss such Direct Claim for a period of thirty (30) days from the date the Indemnitor receives such Direct Claim Notice (such period, or such longer period as agreed in writing by the parties, is hereinafter referred to as the "Discussion Period"), and all such discussions (unless otherwise agreed by the Indemnitee and the Indemnitor) shall be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar Law. If the Direct Claim that is the subject of the Direct Claim Notice has not been resolved prior to the expiration of the Discussion Period, the Indemnitor and the Indemnitee may submit the dispute for resolution to a court of competent jurisdiction in accordance with Sections 10.11 and 10.17 hereof and each will be free to pursue such remedies as may be available to them on the terms and subject to the provisions of this Agreement.
(j)    Treatment of Indemnification Payments
. The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Final Cash Purchase Price, unless otherwise required by applicable Law.
(k)    Exclusive Remedy. From and after the Closing, except (i) as provided in Section 1.05 and Section 5.03, (ii) for all equitable remedies under this Agreement, or (iii) in the case of fraud, the indemnification provided for under this Section 8.01 shall be the sole and exclusive remedy of the parties, whether in contract, tort or otherwise, for all matters arising out of or relating to this Agreement and the transactions contemplated hereby, including for any inaccuracy or breach of any representation, warranty, covenant or agreement set forth herein or in any certificate or instrument delivered in connection herewith.
2.02    Tax Matters
.
(a)    Straddle Periods. In the case of any Straddle Period, the amount of any Taxes based on or measured by income, sales, payroll or receipts of the Company and its Subsidiaries for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date, and the amount of other Taxes of the Company and its Subsidiaries for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the Straddle Period.
(b)    Responsibility for Filing Tax Returns. Sellers Representative shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all taxable periods ending prior to or including the Closing Date, the due date of which (including extensions) is after the date hereof. All such Tax Returns shall be prepared and filed consistent with the past practice of the Company and its Subsidiaries, except as otherwise required by applicable law. At least fifteen (15) days prior to the date on which each such Tax Return is filed, the Sellers Representative shall submit such Tax Return to the Purchaser for the Purchaser's review, comment and approval (such approval not to be unreasonably withheld, conditioned or delayed), and the Sellers Representative shall incorporate any reasonable and timely comments provided by the Purchaser.
(c)    Transfer Taxes. The Purchaser will be responsible for all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement (collectively, "Transfer Taxes"). The Sellers agree to cooperate with the Purchaser in the filing of any returns with respect to the Transfer Taxes, including promptly supplying any information in their possession that is reasonably necessary to complete such returns.
(d)    Filing and Amendment of Tax Returns. Without the prior written consent of the Sellers Representative (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser will not (i) amend or permit any of the Company or any of its Subsidiaries to amend any income Tax Return relating to a taxable period ending on or prior to the Closing Date or (ii) make or change any Tax election or accounting method with respect to, or that has retroactive effect to, any Pre-Closing Tax Period, in each case, unless otherwise required by applicable Law.
(e)    Tax Refunds. Except to the extent reflected as an asset in the final calculation of Net Working Capital or attributable to a Tax attribute arising in a taxable period (or portion thereof) beginning after the Closing Date, the Sellers Representative (on behalf of the Sellers) shall be entitled to any Tax refunds of the Company or its Subsidiaries (net of any Taxes thereon and any expenses imposed with respect thereto) that are received by the Purchaser, the Company or any Subsidiary after the Closing Date and that relate to Pre-Closing Tax Periods. The Purchaser shall pay over to the Sellers Representative (on behalf of the Sellers) any such refund within fifteen (15) days after actual receipt of such refund against Taxes. All such Tax refund will be claimed in cash rather than as a credit against future Tax liabilities. If the amount of any such Tax refunds is subsequently determined by any Governmental Authority, in a final determination, to be less than the amount paid by the Purchaser pursuant to this Section 8.02(e), the Sellers Representative shall promptly pay to the Purchaser the amount of any such disallowed Tax refund (including any interest or penalties in respect of such disallowed amount owed to any Governmental Authority).
2.03    Further Assurances
. From time to time, as and when requested by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.
2.04    Disclosure Generally
. All Disclosure Schedules attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein.
2.05    Regulatory Filings; Consents
.
(a)    In furtherance and not in limitation of the foregoing, each of the Purchaser and the Company shall make (and Sellers shall cause the Company to make), as promptly as reasonably practicable (and in any event within ten (10) Business Days after the date of this Agreement) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby. Each of the Sellers Representative, the Company and Purchaser shall use its commercially reasonable efforts to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to the foregoing, and use its commercially reasonable efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods regarding the foregoing as soon as reasonably practicable. The Purchaser shall pay all filing fees to be paid by the Purchaser and the Company pursuant to this Agreement under the HSR Act and under any such other Laws.
(b)    Except as prohibited by applicable Law or Order, each of the Purchaser, the Sellers Representative and the Company shall use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated hereby and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated hereby, (ii) promptly inform the other parties of (and, if in writing, supply to the other parties' legal counsel) any communication, other than any ministerial communications, received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other similar Governmental Authority, in each case regarding any of the transactions contemplated hereby, (iii) consult with each other prior to taking any material position with respect to the filings under the HSR Act in discussions with or filings to be submitted to any Governmental Authority, (iv) permit the other parties' legal counsel to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any analyses, presentations, memoranda, briefs, arguments, opinions and proposals to be submitted to any Governmental Authority with respect to filings under the HSR Act, and (v) coordinate with the other parties' legal counsel in preparing and exchanging such information and promptly provide the other parties' legal counsel with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Authority relating to this Agreement or the transactions contemplated hereby under the HSR Act, which may be redacted for confidential information. Notwithstanding anything to the contrary herein, Purchaser shall, on behalf of the parties, have control over and lead the strategy for obtaining any clearances required in connection with the transactions contemplated hereby and shall take the lead in all meetings and communications with any Governmental Authority in connection with obtaining such clearances and in any litigation under the HSR Act or any similar competition Law; provided, however, that Purchaser shall, to the extent reasonably practicable, consult in advance with the Sellers Representative and the Company and in good faith take the Sellers Representative's and the Company's views into account regarding the overall strategic direction of any such approval process, as applicable, and consult with the Company prior to taking any material substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning such approvals, as applicable. The parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 8.05 in a manner so as to preserve the applicable privilege.
(c)    Unless prohibited by applicable Law or Order or by the applicable Governmental Authority, each of the Sellers Representative and the Company, on one hand, and Purchaser, on the other hand, shall (i) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any conversation (other than ministerial conversations) with any Governmental Authority in respect of the transactions contemplated hereby without the other, (ii) to the extent reasonably practicable, give the other reasonable prior notice of any such meeting or conversation and (iii) in the event one such party is prohibited by applicable Law or Order or by the applicable Governmental Authority from participating or attending any such meeting or engaging in any such conversation, or it has not been reasonably practicable to include the non-participating party, keep such non-participating party reasonably apprised with respect thereto.
(d)    Nothing in this Agreement shall obligate the Purchaser or Parent (including any of their Subsidiaries or Affiliates) to (i) agree to limit in any manner whatsoever or not to exercise any rights of ownership of any securities (including the Units), or to divest, dispose of or hold separate any securities or all or a portion of their respective businesses, assets or properties or of the business, assets or properties of the Company or any Subsidiary of the Company; (ii) agree to limit in any manner whatsoever the ability of such entities (A) to conduct their respective businesses or own such assets or properties or to conduct the businesses or own the properties or assets of the Company and any Subsidiary of the Company, or (B) to control their respective businesses or operations or the businesses or operations of the Company and any Subsidiary of the Company; (iii) otherwise take or commit to take any other action that would limit the Purchaser's freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of the Purchaser or the Company (including any of their respective Subsidiaries), in each case to obtain all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations required directly or indirectly under the HSR Act or any similar competition Law or to avoid the commencement of any action to prohibit the transactions contemplated hereby under the HSR Act or any similar competition Law; or (iv) to contest and resist any such action or proceeding, or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any action or proceeding seeking to prohibit the transactions contemplated hereby or delay the Closing beyond the Termination Date, or to seek to have vacated, lifted, dissolved, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated hereby.
(e)    The Company shall give (or shall cause its Subsidiaries to give) any notices to third parties, and use, and cause its Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents, including under any Contracts of the Company or its Subsidiaries, (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement or (ii) required to be disclosed in the Schedules, provided that the parties shall not be required to make any payments in connection with obtaining any such consents unless expressly required by the terms of a given Contract.
2.06    Escrow Agreement. Purchaser and the Sellers Representative shall execute and deliver to each other, and shall use commercially reasonable efforts to cause the Escrow Agent to execute and deliver, at the Closing, the Escrow Agreement in the form attached hereto as Exhibit C.
2.07    Restrictive Legend. Each Seller acknowledges that each certificate evidencing the Parent Shares shall bear the following restrictive legend, either as an endorsement or on the face thereof:
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON _________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

2.08    Lockup. Without the prior written consent of Parent, each Seller covenants and agrees, for sixty (60) days following the Closing Date, not to offer, sell, contract to sell, pledge, assign, transfer or otherwise create any interest in or otherwise dispose of (or enter into any transaction which is designed to, or would reasonably be expected to, result in any of the foregoing) any of the Parent Shares acquired by such Seller pursuant to this Agreement. Without limitation of the foregoing, each Seller set forth on Schedule 8.08 covenants and agrees, until December 31, 2018, not to offer, sell, contract to sell, pledge, assign, transfer or otherwise create any interest in or otherwise dispose of (or enter into any transaction which is designed to, or would reasonably be expected to, result in any of the foregoing) the number of Parent Shares acquired by such Seller pursuant to this Agreement that is set forth opposite such Seller's name on Schedule 8.08.
ARTICLE III

DEFINITIONS
3.01    Definitions
. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:
"AAA" has the meaning set forth in Section 10.18.
"Accredited Investor" means an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.
"Adjustment Calculation Time" means 11:59 p.m. Eastern time on the day immediately prior to the Closing Date.
"Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.
"Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company or any or its Subsidiaries is or has been a member.
"Agreement" has the meaning set forth in the Preamble.
"Allocation Percentage" means with respect to each Seller, the product of (i) a fraction, the numerator of which is one, and the denominator of which is the sum of the number of Units issued and outstanding immediately prior to the Closing, multiplied by (ii) the number of Units owned by such Seller as of immediately prior to the Closing.
"Arbitrable Dispute" has the meaning set forth in Section 10.18.
"Arbitration Expenses" has the meaning set forth in Section 10.18(c).
"Arbitrator" has the meaning set forth in Section 10.18(b).
"Benefit Plans" has the meaning set forth in Section 3.13(a).
"Business" means the businesses of proppant storage, proppant handling and proppant well-site delivery for use in hydraulic fracturing.
"Business Day" means any day that is not a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is closed.
"Cash" or "Cash on Hand" means, as of the Adjustment Calculation Time, the sum of the fair market value of (i) all cash and (ii) all cash equivalents (including deposits, marketable securities and short term investments) of the Company and its Subsidiaries, each as determined in accordance with GAAP. Cash shall be (x) reduced by issued but uncleared checks and drafts of the Company and its Subsidiaries and (y) increased by checks and drafts deposited for the account of the Company and its Subsidiaries, whether or not cleared.
"Claim" means any civil, criminal or administrative action, claim, suit, petition, proceeding (including arbitration proceeding), charge, complaint, subpoena, civil investigative demand, investigation, demand, demand letter, warning letter, audit, inquiry, notice of noncompliance or violation, or proceeding by or before any Governmental Authority or other Person.
"Closing" has the meaning set forth in Section 1.03.
"Closing Balance Sheet" has the meaning set forth in Section 1.05(b).
"Closing Date" has the meaning set forth in Section 1.03.
"Closing Transactions" has the meaning set forth in Section 1.04.
"Code" means the Internal Revenue Code of 1986, as amended from time to time.
"Company" has the meaning set forth in the Preamble.
"Company Fundamental Representations" has the meaning set forth in Section 8.01(a).
"Company Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that has been, or is reasonably likely to be, individually or in the aggregate, materially adverse to the assets, Business, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: any change, effect, event, occurrence, state of facts or development attributable to (i) the announcement of the transactions contemplated by this Agreement, including the loss of any customer of the Company or its Subsidiaries as a result of the identity of Purchaser or Parent; (ii) conditions affecting the industry in which the Company and its Subsidiaries participate (including proppant, sand logistics, logistics generally or hydraulic fracturing industries) that are not unique to the Company and its Subsidiaries as compared to other proppant delivery solution providers, the U.S. economy as a whole or the capital markets in general or the markets in which the Company and its Subsidiaries operate (except to the extent such change, effect, event, occurrence, state of facts or development disproportionately affects (relative to other participants in the industry in which the Company and its Subsidiaries operate) the Company); (iii) any reduction in the prices of oil or gas, (iv) compliance with the terms of, or the taking of any action required by, this Agreement; (v) any change in applicable Laws or the interpretation thereof; (vi) any change in GAAP; (vii) the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States of America; (viii) changes or effects that arise from any seasonal fluctuations in the Business in the ordinary course of business; and (ix) any court ruling with respect to the litigation matter set forth on Schedule 9.01(b) that is adverse to the Company.
"Confidential Information" means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that relates to the business, products, services, research and development, relationships, Intellectual Property and goodwill of the Company, its Subsidiaries and/or their suppliers, distributors, customers, contractors, licensors, licensees and/or other material business relations, including without limitation: (i) internal business information (including historical and projected financial information and budgets and information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) identities of, requirements of and specific contractual arrangements with customers, strategic partners, suppliers, vendors, licensees, licensors or other material business relations and their confidential information; (iii) trade secrets, know-how, source code and methods of operation, techniques, formulae and systems relating to the Company's products or services and data, data bases, analyses, records, reports, manuals, documentation and models and relating thereto; (iv) inventions, innovations, improvements, developments and all similar or related information (whether or not patentable); and (v) acquisition plans, targets and strategies.
"Confidentiality Agreement" has the meaning set forth in Section 5.02(a).
"Contract" means any written or oral and legally binding contract, agreement, subcontract, lease, note, bond, mortgage, indenture, instrument, license, sublicense and purchase orders and any other legally binding agreement.
"D&O Indemnified Persons" has the meaning set forth in Section 6.03.
"Deductible" has the meaning set forth in Section 8.01(e)(i).
"Direct Claim" has the meaning set forth in Section 8.01(i).
"Direct Claim Notice" has the meaning set forth in Section 8.01(i).
"Discussion Period" has the meaning set forth in Section 8.01(i).
"Dispute Resolution Firm" has the meaning set forth in Section 1.05(b).
"Environmental Law" means all Laws, all Orders, and all contractual obligations in effect as of or prior to the Closing Date concerning pollution, protection of the environment, or public or worker health and safety.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.
"ERISA Affiliate" means any Person under common control with the Company within the meaning of Section 414(b), (c), (m), or (o) of the Code and any U.S. Department of Treasury or Internal Revenue Service guidance issued thereunder.
"Escrow Agreement" means the Escrow Agreement to be dated as of the Closing Date by and among the Sellers Representative, the Purchaser and the Escrow Agent, substantially in the form as set forth on Exhibit C attached hereto.
"Estimated Cash on Hand" has the meaning set forth in Section 1.05(a).
"Estimated Cash Purchase Price" has the meaning set forth in Section 1.02.
"Estimated Indebtedness" has the meaning set forth in Section 1.05(a).
"Estimated Net Working Capital" has the meaning set forth in Section 1.05(a).
"Estimated Seller Transaction Expenses" has the meaning set forth in Section 1.05(a).
"Estoppel Certificates" has the meaning set forth in Section 2.01(l).
"Final Cash Purchase Price" has the meaning set forth in Section 1.05(b).
"Financial Statements" has the meaning set forth in Section 3.05(a).
"GAAP" means United States generally accepted accounting principles, as in effect from time to time, consistently applied
"Governmental Authority" means any federal, state, local, foreign or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel (public or private), commission, or other similar dispute-resolving panel or body.
"Hazardous Substances" means any pollutant, contaminant, material, substance or waste defined or regulated as hazardous or toxic under, or for which standards of conduct or liability may be imposed pursuant to, Environmental Laws, including asbestos or asbestos-containing materials, pesticides, petroleum products or byproducts, polychlorinated biphenyls, lead, mold, radiation, noise and odor.
"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
"Improvements" means all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof included in the Real Property.
"Income Taxes" means any Tax which is based upon, measured by, or calculated with respect to net income or profits.
"Indebtedness" means, without duplication, with respect to the Company and its Subsidiaries as of the Adjustment Calculation Time, directly or indirectly, (i) any indebtedness, liability or obligation for borrowed money, whether current, short-term, long-term, secured or unsecured, (ii) any indebtedness, liability or obligation evidenced by any note, bond, debenture or other similar instrument or debt security, (iii) any liabilities or obligations for the deferred purchase price of property or services with respect to which the Company or any of its Subsidiaries is liable, contingently or otherwise, as obligor or otherwise (other than trade payables incurred in the ordinary course of business), (iv) any indebtedness guaranteed by the Company or any of its Subsidiaries, (v) any liabilities or obligations under capitalized leases with respect to which the Company or any of its Subsidiaries is liable, determined on a consolidated basis in accordance with GAAP, (vi) any indebtedness or liabilities secured by a Lien on the Company's or any of its Subsidiaries' assets, (vii) any liability or obligation in respect of letters of credit or bankers' acceptances issued for the account or benefit of the Company, (viii) all liabilities and obligations arising from bank overdrafts, (ix) any liabilities and obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property, (x) any obligations under indentures or arising out of any swap, option, derivative, hedging or similar arrangement, (xi) any severance obligations with respect to officers or employees of the Company or any of its Subsidiaries whose employment was terminated prior to the Closing, (xii) deferred rent, (xiii) any customer prepayment or deposit amounts, (xiv) all liabilities and obligations arising from deferred compensation arrangements and the employer portion of payroll Taxes relating thereto, and (xv) all accrued interest, make-whole amounts, breakage fees, exit fees, prepayment premiums or the like or penalties related to any of the foregoing. For the avoidance of doubt, Indebtedness shall exclude any inter-company indebtedness among the Company and any of its Subsidiaries.
"Indemnitee" has the meaning set forth in Section 8.01(h).
"Indemnitor" has the meaning set forth in Section 8.01(h).
"Indemnity Escrow Account" means an account established by the Escrow Agent pursuant to the Escrow Agreement for purposes of indemnification payments owing by the Sellers pursuant to Section 8.01.
"Indemnity Escrow Amount" means an amount deposited at the Closing in the Indemnity Escrow Account with the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement, which shall be $10,800,000.
"Indemnity Escrow Cap" has the meaning set forth in Section 8.01(e)(iii).
"Insurance Policies" has the meaning set forth in Section 3.14.
"Intellectual Property" means any and all intellectual property rights in any jurisdiction throughout the world, including: (i) trademarks and service marks, trade dress and trade names, corporate names, Internet domain names, social media identifications, logos, slogans, trade dress, design rights, and other similar designations of source or origin, (together with goodwill associated with any of the foregoing), (ii) inventions (whether or not patentable), patents, patent applications and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions of them, (iii) registered and unregistered copyrights and protected or protectable rights associated with works of authorship, (iv) proprietary and confidential information, including databases, data collections, trade secrets, algorithms, formulae, processes, techniques, technical data, and know-how, (v) software, systems, networks, and social media accounts (including log-in credentials and administrator rights), and (vi) all rights, registrations, and applications for and physical embodiment(s) or media associated with any of the foregoing.
"knowledge of the Company", "to the Company's knowledge" or other similar phrases means the actual knowledge of a particular fact or other matter of Joshua E. Oren, John R. Oren, Rick McCormick, Thomas Massalone, Peter Glynn and Merrill Cummings and, in each case, the knowledge such individual would reasonably be expected to have obtained of a particular fact or other matter in the course of carrying out the responsibilities and duties inherent to his or her position with the Company.
"knowledge of Purchaser", "to the Purchaser's knowledge" or other similar phrases means the actual knowledge of a particular fact or other matter of Bryan Shinn (President and Chief Executive Officer), Donald Merril (Vice President and Chief Financial Officer), Christine Marshall (General Counsel) and Bradford Casper (Vice President and Chief Commercial Officer) and, in each case, the knowledge such individual would reasonably be expected to have obtained of a particular fact or other matter in the course of carrying out the responsibilities and duties inherent to his or her position with the Purchaser.
"Latest Balance Sheet" has the meaning set forth in Section 3.05(a).
"Law" means any law, statute, constitution, ordinance, rule, regulation, judgment, injunction, Order, treaty, regulation, decree or other restriction of any Governmental Authority, including common law.
"Lease Consents" has the meaning set forth in Section 2.01(l).
"Leased Real Property" has the meaning set forth in Section 3.07(b).
"Liens" means liens, mortgages, pledges, hypothecations, community property interests, security agreements, easements, restrictions on transfer, security interests, charges or encumbrances of any kind or nature.
"Losses" has the meaning set forth in Section 8.01(b).
"Material Contracts" has the meaning set forth in Section 3.09(c).
"Mini-Basket" has the meaning set forth in Section 8.01(e)(i).
"Net Working Capital" means the amount by which (a) the sum of the current assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the Financial Statements, exceeds (b) the sum of the current liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the Financial Statements; provided, however, that (i) the current assets of the Company and its Subsidiaries shall not include Cash on Hand, (ii) the current liabilities of the Company and its Subsidiaries shall not include Seller Transaction Expenses or any other liabilities that are included in, or relate to the liabilities included in, the definition of Indebtedness or otherwise reduce the amount of the Estimated Purchase Price or the Final Purchase Price, and (iii) the calculation of Net Working Capital shall not reflect or include any Income Tax assets or liabilities. For the avoidance of doubt, in calculating Net Working Capital for purposes of calculating the Final Cash Purchase Price, the Purchaser shall not add any litigation reserve for any existing litigation as a current liability to the Closing Balance Sheet unless otherwise agreed to by the Sellers Representative. A sample calculation of Net Working Capital, Estimated Cash Purchase Price and Closing flow of funds is attached, for purposes of illustration only, as Exhibit G.
"Non-Disturbance Agreements" has the meaning set forth in Section 2.01(l).
"Objections Statement" has the meaning set forth in Section 1.05(b).
"Order" means any judgment, ruling, order, decision, writ, injunction, determination, ruling or decree of, or any settlement under the jurisdiction of, any Governmental Authority.
"Owned Real Property" means all land, together with all buildings, structures, improvements and fixtures located thereon, including, without limitation, all electrical, mechanical, plumbing and other building systems; fire protection, security and surveillance systems; telecommunications, computer, wiring and cable installations; utility installations; water distribution systems; and landscaping, and all easements and other rights and interests appurtenant thereto, including, without limitation, air, oil, gas, mineral and water rights, owned by the Company or any of its Subsidiaries.
"Parent" has the meaning set forth in the Preamble.
"Parent Common Stock" means the common stock, par value $0.01, of the Parent.
"Parent Preferred Stock" means the Preferred Stock of Parent, par value $0.01 per share.
"Parent Shares" means shares of Parent Common Stock issued by the Parent pursuant to the terms and conditions of this Agreement.
"Permits" means any approval, bond, certificate of authority, operating certificate, certificate of need, accreditation, qualification, license, franchise, permit, order, registration, variance, consent, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Authority or any other Person to which or by which such person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.
"Permitted Liens" means (i) statutory liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and its Subsidiaries and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics', carriers', workers', repairers' and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not yet due and payable and which are not, individually or in the aggregate, significant; (iii) zoning, building and other land use regulations imposed by governmental agencies having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property or operation of the Business thereon; (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used or proposed to be used in connection with the Business; (v) liens on goods in transit incurred pursuant to documentary letters of credit; (vi) liens securing rental payments under capital lease arrangements; (vii) purchase money liens entered into in the ordinary course of business for amounts that are not overdue; and (viii) Liens set forth on Schedule 9.01(a).
"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.
"Plan" has the meaning set forth in Section 3.08(k).
"Pre-Closing Tax Period" means all taxable periods ending on or before the Closing Date, and the portion of the Straddle Period ending at the end of the Closing Date.
"Preliminary Closing Statement" has the meaning set forth in Section 1.05(b).
"Purchase Price Allocation" has the meaning set forth in Section 1.08.
"Purchaser" has the meaning set forth in the Preamble.
"Purchaser Fundamental Representations" has the meaning set forth in Section 8.01(a).
"Purchaser Indemnified Parties" has the meaning set forth in Section 8.01(b).
"Purchaser Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that has been, or is reasonably likely to be, individually or in the aggregate, materially adverse to the assets, business, financial condition or results of operations of the Purchaser and its Subsidiaries, taken as a whole, including any material non-public information relating to Parent (other than with respect to Parent's financial and operating results for the quarterly period ended June 30, 2016) and known to Parent prior to the Closing that a reasonable Person would consider material to an investment decision with respect to Parent Common Stock as of the Closing; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Purchaser Material Adverse Effect: any change, effect, event, occurrence, state of facts or development attributable to (i) the announcement of the transactions contemplated by this Agreement; (ii) conditions affecting the industry in which the Purchaser and its Subsidiaries participate that are not unique to the Purchaser and its Subsidiaries, the U.S. economy as a whole or the capital markets in general or the markets in which the Purchaser and its Subsidiaries operate (except to the extent such change, effect, event, occurrence, state of facts or development disproportionately affects (relative to other participants in the industry in which the Purchaser and its Subsidiaries operate) the Purchaser); (iii) compliance with the terms of, or the taking of any action required by, this Agreement; (iv) any change in applicable Laws or the interpretation thereof; (v) any change in GAAP; (vi) the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States of America; and (vii) changes or effects that arise from any seasonal fluctuations in the Purchaser's business in the ordinary course of business.
"Real Property" means, collectively, the Owned Real Property and the Leased Real Property.
"Real Property Permits" has the meaning set forth in Section 3.07(g).
"Representative" means, with respect to any Person, any Affiliate, director, officer, manager, partner or employee of such Person, or any financial advisor, accountant, legal counsel, consultant or other authorized agent or representative retained by such Person.
"Restricted Sellers" means each of John Oren, Joshua Oren, Merril Cummings, Peter Glynn and Thomas Massalone.
"Restricted Territories" has the meaning set forth in Section 5.03(a).
"Restrictive Covenants" has the meaning set forth in Section 5.03(e).
"Schedule" or "Disclosure Schedules" has the meaning set forth in Article III.
"Seller" or "Sellers" has the meaning set forth in the Preamble.
"Seller Fundamental Representations" has the meaning set forth in Section 8.01(a).
"Seller Indemnified Parties" has the meaning set forth in Section 8.01(d).
"Seller Released Party" has the meaning set forth in Section 10.22.
"Seller Releasing Party" has the meaning set forth in Section 10.22.
"Seller Transaction Expenses" means the aggregate costs, fees and expenses incurred (whether or not billed or invoiced) by or on behalf of the Company or its Subsidiaries relating to the transactions contemplated hereby, including (i) the aggregate amount of fees and expenses payable to advisors and consultants (including investment bankers, lawyers and accountants) arising out of, relating to or incidental to the discussion, evaluation, negotiation and documentation of the transactions contemplated hereby or the related repayment of any Indebtedness (including Simmons & Company International, a division of Piper Jaffray & Co. for investment banking services for the Company and BoyarMiller for legal services to the Company) and (ii) the aggregate amount of any bonus or other similar payment (including any retention, change in control, "stay" or "sale" bonus) paid or payable to any director, manager, officer or employee or other Affiliate of the Company or its Subsidiaries as a result of the transactions contemplated by this Agreement, including the employer's share of Taxes attributable to any such bonuses or other payments, in each case to the extent unpaid as of the Adjustment Calculation Time; provided that, prior to the Closing, the Company or any of its Subsidiaries is obligated or has agreed to pay such bonus or similar payment.
"Sellers Representative" has the meaning set forth in the Preamble.
"Sellers Representative Agreement" has the meaning set forth in Section 1.06(a).
"Significant Customers" has the meaning set forth in Section 3.19.
"Stock Consideration" means 4,195,180 Parent Shares.
"Straddle Period" means a tax period that includes, but does not end on, the Closing Date.
"Subsidiary" means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, limited liability company, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity.
"Target Working Capital" means $8,200,000.
"Tax" or "Taxes" means all taxes, including any federal, state, local or foreign income, gross receipts, franchise, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, disability, payroll, license, escheat, employee, withholding tax or other tax of any kind whatsoever, and any similar assessments by a Governmental Authority, whether disputed or not, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person.
"Tax Returns" means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax, including any amendment thereof.
"Termination Date" has the meaning set forth in Section 7.01(d).
"Transfer Taxes" has the meaning set forth in Section 8.02(c).
"Units" means the units of membership interest of the Company issued and outstanding as of the Closing Date.
"WARN" has the meaning set forth in Section 3.18(b).
"Willful Breach" means a material breach that is a consequence of an act or failure to act with the actual knowledge that the taking of the act or failure to act would, or would reasonably be expected to, result in a material breach.
"Working Capital Escrow Account" means an account established by the Escrow Agent pursuant to the Escrow Agreement.
"Working Capital Escrow Amount" means an amount deposited at the Closing in the Working Capital Escrow Account with the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement, which shall be $2,500,000.
3.02    Other Definitional Provisions.
(a)    Accounting Terms. Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.
(b)    Successor Laws. Any reference to any particular Code section or any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.
ARTICLE IV

MISCELLANEOUS
4.01    Press Releases and Communications
. The initial press release announcing this Agreement, any ancillary agreements and the transactions contemplated herein shall be in substantially the form mutually agreed upon by the Sellers Representative and the Purchaser. No other press release, public announcement or public filing related to this Agreement or the transactions contemplated herein, or prior to the Closing any other announcement or communication to the employees, customers or suppliers of the Company or its Subsidiaries, shall be issued or made by any party hereto without the joint approval of the Purchaser and the Sellers Representative (which approval shall not be unreasonably withheld, delayed or conditioned), unless required by Law or stock exchange rules; provided that no party shall be required to obtain approval or provide materials for review to the extent that the applicable press release, announcement, public filing or communication consists of information that has previously been made public without breach of the obligations under this Section 10.01. In the event that any such additional press release, public announcement or public filing is required by or advisable under applicable Law or stock exchange rules, the party obligated to make such press release, public announcement or public filing shall use commercially reasonably efforts to provide the other party with reasonable advance notice of such requirement and the content of the proposed press release, announcement or filing and a reasonable opportunity to review and comment on such release, announcement or filing and consider in good faith any comments with respect thereto. The parties understand and agree that Purchaser or its Affiliates (including Parent) intend to publicly disclose the existence and terms of this Agreement and the transactions contemplated hereby subsequent to the execution of this Agreement.
4.02    Expenses
. Except as otherwise expressly provided herein, each of Sellers, the Company, the Purchaser and Parent shall pay all of their own respective fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers and other representatives and consultants) incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, however, that if the transactions contemplated hereby are consummated, Sellers shall bear all fees, costs and expenses of the Company and its Subsidiaries incurred in connection with the negotiation of this Agreement, the performance of their obligations hereunder and the consummation of the transactions contemplated hereby (including legal and accounting fees, costs and expenses) by virtue of the inclusion of all such fees and costs as Seller Transaction Expenses.
4.03    Notices
. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via electronic mail to the e-mail address set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:
Notices to the Purchaser (and, after the Closing, the Company)
U.S. Silica Company
8490 Progress Drive, Suite 300
Frederick, Maryland 21701
Attention: Christine Marshall, General Counsel and Corporate Secretary
Telephone No.: (301) 682-0313
Email: marshall@ussilica.com
with a copy to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attention: Robert M. Hayward, P.C.
     Bradley Reed
Telephone No.: (312) 862-2000
Email: robert.hayward@kirkland.com
bradley.reed@kirkland.com

Notices to the Sellers and Sellers Representative (and prior to Closing, the Company):

Sandy Creek Capital, LLC
18515 Aldine Westfield
Houston, Texas 77073
Attention: Joshua Oren
Email: jeoren@sandboxlogistics.com

with a copy to:

BoyarMiller
2925 Richmond Ave., 14th Floor
Houston, Texas 77098
Attention: Steven D. Kesten
Telephone No: (832) 615-4246
Email: skesten@boyarmiller.com

4.04    Assignment
. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by either the Purchaser or Parent, on the one hand, and the Company, the Sellers or the Sellers Representative, on the other hand, without the prior written consent of the other party; provided that Purchaser and Parent may, without the consent of any Person, assign in whole or in part their rights, interests and obligations pursuant to this Agreement to (i) one or more of its Affiliates, (ii) after the Closing, any purchaser of all or any portion of the assets of Purchaser and/or Parent or (iii) any of their lender(s) as collateral security; provided that, in the case of clauses (i) and (iii), such assignment shall not relieve Purchaser or Parent of any of its obligations hereunder unless the Company and Sellers Representative consent in writing to such assignment.
4.05    Severability
. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
4.06    References
. Capitalized terms used herein shall have the respective meanings assigned thereto herein (such definitions to be equally applicable to both the singular and plural forms and to the masculine as well as to the feminine and neuter genders of the terms defined). A term defined as one part of speech (such as a noun) shall have a corresponding meaning when used as another part of speech (such as a verb). All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days or months shall be deemed references to calendar days or months. All references to "$" shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a "Section," "Exhibit," "Disclosure Schedule" or "Schedule" shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. English shall be the governing language of this Agreement. The word "including" shall mean "including, without limitation". "Shall" and "will" mean "must," and shall and will have equal force and effect and express an obligation. "Writing," "written" and comparable terms refer to printing, typing, and other means of reproducing in a visible form. References herein to this Agreement mean this Agreement as from time to time amended, modified or supplemented, including by waiver or consent. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent.
4.07    Construction
. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules or Exhibits attached hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including, without limitation, whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any Schedule or Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary of business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including, without limitation, any violation of law or breach of contract).
4.08    Amendment and Waiver
. This Agreement may be amended, and any provision of this Agreement may be waived; provided, that any such amendment or waiver shall be binding upon each Seller only if such amendment or waiver is set forth in a writing executed by Sellers Representative, and any such amendment or waiver shall be binding upon the Company, the Purchaser and Parent only if such amendment or waiver is set forth in a writing executed by the Company, the Purchaser or Parent, as the case may be. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.
4.09    Complete Agreement
. This Agreement and the documents referred to herein (including the Escrow Agreement and the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.
4.10    Third-Party Beneficiaries
. Except as otherwise expressly provided herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.
4.11    Waiver of Trial by Jury
. THE PARTIES HERETO WAIVE ANY RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, TO A TRIAL BY JURY IN ANY ACTION, CLAIM OR PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR (II) ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING.
4.12    Purchaser Deliveries
. The Purchaser agrees and acknowledges that all documents or other items delivered or made available to the Purchaser or Purchaser's legal counsel in the online data room titled "Rubiks" hosted on RR Donnelley at https://wwwna2.rrdvenue.com at least two (2) Business Days prior to the date of this Agreement shall be deemed to be delivered or made available, as the case may be, to the Purchaser for all purposes hereunder.
4.13    Specific Performance
. Each of the Company, the Sellers, the Purchaser and Parent acknowledges and agrees that the other parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of the Company, the Sellers, the Purchaser and Parent agrees that the other parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto. If the Closing shall not have occurred because of a breach by the Purchaser or Parent of its obligations under this Agreement, and all of the conditions set forth in Section 2.01 to the Purchaser's and Parent's obligations have either been satisfied or previously waived in writing (or would have been satisfied or are capable of being satisfied but for such breach of the Purchaser's or Parent's obligations under this Agreement), then either the Sellers Representative or the Company shall have the right to a court order specifically enforcing the provisions of this Agreement as to which such breach applies and, in any event, to specifically force the Closing to occur. If the Closing shall not have occurred because of a breach by the Company or Sellers of their obligations under this Agreement, and all of the conditions set forth in Section 2.02 to the Company's and Sellers' obligations have either been satisfied or previously waived in writing (or would have been satisfied or are capable of being satisfied but for such breach of the Company's or Sellers' obligations under this Agreement), then the Purchaser and Parent shall have the right to a court order specifically enforcing the provisions of this Agreement as to which such breach applies and, in any event, to specifically force the Closing to occur.
4.14    Delivery
. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or in electronic or digital form as a defense to the formation of a contract and each such party forever waives any such defense.
4.15    Counterparts
. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument.
4.16    Governing Law
. All Claims, issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any Claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements executed and performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
4.17    Consent to Jurisdiction
. SUBJECT TO THE PROVISIONS OF SECTION 1.05 (WHICH SHALL GOVERN ANY DISPUTE ARISING THEREUNDER) AND SECTION 10.18 (WHICH SHALL GOVERN ANY DISPUTE NOT SEEKING INJUNCTIVE RELIEF), THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY ANY PARTY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL PROPERLY AND EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN DELAWARE. EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION, OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER IN ANY OTHER COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO ANY SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.
4.18    Arbitration
. Except for disputes, controversies, or claims arising under Section 1.05 (which shall be resolved in accordance with the dispute resolution provisions set forth therein) and for other claims seeking injunctive relief (for which the provisions of Section 10.11 and Section 10.17 shall be applicable), any dispute, controversy, or claim arising under or relating to this Agreement or the Escrow Agreement or any breach or alleged breach thereof ("Arbitrable Dispute") shall be resolved by final and binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, subject to (and as modified by) the following:
(a)    Any Indemnitee or Indemnitor may demand that any Arbitrable Dispute be submitted to binding arbitration. The demand for arbitration shall be in writing, shall be served on the Indemnitee or Indemnitor in the manner prescribed herein for the giving of notices, and shall set forth a short statement of the factual basis for the claim, specifying the matter or matters to be arbitrated.
(b)    The arbitration shall be conducted by an AAA arbitrator with at least ten (10) years of mergers and acquisitions experience (the "Arbitrator"), who shall be mutually selected by Purchaser and the Sellers Representative; provided that if Purchaser and the Sellers Representative are unable to agree on the Arbitrator, each of Purchaser and the Sellers Representative shall select an arbitrator and such arbitrators shall mutually select the Arbitrator. Any arbitration pursuant hereto shall be conducted by the Arbitrator under the guidance of the Federal Rules of Civil Procedure and the Federal Rules of Evidence, but the Arbitrator shall not be required to comply strictly with such Rules in conducting any such arbitration. All such arbitration proceedings shall take place in Wilmington, Delaware.
(c)    Except as provided herein (including pursuant to Section 8.01 to the extent such items constitute Losses): (a) subject to Section 10.19, each of the Indemnitee and Indemnitor shall bear its own costs and fees, (b) the fees and expenses of the Arbitrator and all other costs and expenses incurred in connection with the arbitration ("Arbitration Expenses") shall be borne by the non-prevailing party in the arbitration, as determined by the Arbitrator and (c) notwithstanding the foregoing, the Arbitrator shall be empowered to require any one or more of the parties to the arbitration to bear all or any portion of such other party's costs and fees and/or the fees and expenses of the Arbitrator in the event that the Arbitrator determines such party has acted unreasonably or in bad faith.
(d)    Unless the parties to such arbitration otherwise agree in writing, the arbitration shall be conducted on an expedited basis, testimony and briefing will be concluded no later than one hundred and twenty (120) days after the arbitration is initiated, each party shall be entitled to take at least one (1) deposition, the award shall be made in writing no more than thirty (30) days following the end of the proceeding, and all facts and circumstances relating to such arbitration, including the existence of the dispute and the ultimate resolution, shall be kept confidential in accordance with a confidentiality agreement containing customary terms to be agreed to by the parties to such arbitration.
(e)    The Arbitrator shall have the authority to award any remedy or relief that a court of the State of Delaware could order or grant, including specific performance of any obligation created under this Agreement and/or the Escrow Agreement, the awarding of Losses, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The Arbitrator's decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the Indemnitee and Indemnitor. The decision and award of the Arbitrator shall be final and binding. In rendering such decision and award, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Agreement and/or the Escrow Agreement and shall make its determinations in accordance therewith. Any party to the arbitration may, notwithstanding anything to the contrary set forth in Section 10.11, seek to have judgment upon the award rendered by the Arbitrator entered in any court having jurisdiction thereof.
(f)    Each Party shall be limited to (i) not more than fifty (50) requests for production, (ii) not more than twenty-five (25) interrogatories; and/or (iii) depositions, limited to six (6) hours on the record per witness, and limited to the following: a corporate representative(s), any designated expert, and not more than two (2) fact witnesses. Leave must be sought from the Arbitrator before conducting any additional discovery, including any third-party discovery.
(g)    The Arbitrator does not have authority (i) to render a decision which contains a reversible error of state or federal law, or (ii) to apply a cause of action or remedy not expressly provided for under existing state or federal law. Either Party may appeal an award rendered by the arbitrators in violation of (i) or (ii) by filing an appeal with the proper court having jurisdiction over the matter within thirty (30) days of the date upon which such final decision was rendered.
(h)    The parties agree that it is their intention that all Arbitrable Disputes be governed by this Section 10.18 and agree to cause any of their Affiliates to observe the provisions of this Section 10.18.
4.19    Prevailing Party
. If there shall occur any dispute or proceeding between the parties relating to this Agreement or the transactions contemplated hereby, the non‑prevailing party shall pay all reasonable costs and fees (including reasonable attorneys' fees and expenses) of the prevailing party and the prevailing party's share of the Arbitrator's and administrative fees paid in connection with the arbitration proceeding, if applicable.
4.20    Payments under this Agreement. Each party agrees that all amounts required to be paid hereunder shall be paid in United States currency and, except as otherwise expressly set forth in this Agreement, without discount, rebate, reduction or withholding and not subject counterclaim or offset, on the dates required hereby (with time being of the essence).
4.21    Non-Recourse. This Agreement may only be enforced against, and any Claim based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, the Sellers, the Purchaser or Parent under this Agreement of or for any Claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.
4.22    Release. Notwithstanding anything to the contrary herein, effective as of the Closing Date, each Seller, on behalf of itself, himself or herself and such Seller's Affiliates (other than, for the avoidance of doubt, the Company and its Subsidiaries), hereby irrevocably waives any and all Claims and right to recourse against the Company and its Subsidiaries or any of their respective directors, officers, managers or employees with respect to any misrepresentation or breach of any representation, warranty or indemnity, or noncompliance with any conditions, covenants or agreements, given or made about or with respect to the Company or any of its Subsidiaries in this Agreement and any agreement and/or certificate delivered pursuant hereto. None of the Sellers or any of their Affiliates shall be entitled, directly or indirectly, to contribution from, subrogation to or recovery against the Company or any of its Subsidiaries (or the Purchaser, Parent or any of their Subsidiaries or Affiliates from and after the Closing) with respect to any liability of any Seller or any Seller's Affiliates that may arise under or pursuant to this Agreement or any agreement and/or certificate delivered pursuant hereto. In consideration of this Agreement, each Seller, on behalf of itself, himself or herself and such Seller's Affiliates (other than, for the avoidance of doubt, the Company and its Subsidiaries), executors, heirs, legal representatives, successors (whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise) and permitted assigns (any of the foregoing, a "Seller Releasing Party") hereby releases and forever discharges, effective as of the Closing Date, the Company, the Purchaser and Parent, each of their respective Subsidiaries, and each of their respective officers, managers, directors, employees and Representatives (each, a "Seller Released Party") from any and all Claims, liabilities or obligations of any nature (whether known or unknown, suspected or unsuspected, absolute or contingent, liquidated or unliquidated, due or to become due, accrued, fixed or otherwise) which have been or could have been or could be asserted against any Seller Released Party, which such Seller Releasing Party has or ever had or may have, arising out of or in any way relating to events, circumstances, actions or omissions, occurring, existing or taken prior to or as of the Closing Date with respect to matters relating to the Company or its Subsidiaries; provided, however, that the parties acknowledge and agree that this Section 10.22 does not apply to and shall not constitute a release of (a) any rights or obligations arising under this Agreement, (b) any rights or obligations arising under or related to the ownership of the Parent Shares, (c) if any Seller is an employee of the Company or any of its Subsidiaries, rights under any Benefit Plan (other than as it relates to the provision of equity or equity-based compensation or other forms of incentive or deferred compensation) or rights to earned but unpaid wages or compensation, unpaid vacation and unreimbursed business expenses (d) rights to indemnification under any of the organizational documents of the Company or any of its Subsidiaries, (e) rights to insurance coverage for claims against a Seller in his or her capacity as an officer, employee or manager of the Company arising prior to the Closing under policies held by the Company that would cover such claims, (f) any claims that cannot be released as a matter of law, and (g) rights of any Seller under the Mezzanine Note (as defined in the Disclosure Schedules) until repaid in full at the Closing in accordance with Sections 1.04(c) and 1.04(d).
* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

Company:	SANDBOX ENTERPRISES, LLC
By: /s/ Josh Oren
Its: President/CEO

Purchaser:	U.S. SILICA COMPANY
By: /s/ Bryan A. Shinn
Its: President and Chief Executive Officer

Parent:	U.S. SILICA HOLDINGS, INC.
By: /s/ Bryan A. Shinn
Its: President and Chief Executive Officer

Sellers:	[RESPECTIVE SELLER SIGNATURE PAGES FOLLOW]
Sellers Representative:	SANDY CREEK CAPITAL, LLC
By: /s/ Josh Oren
Its: Manager

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Arnold A. Vickery
(Print Company Name)                (Your Signature)

By:                            Arnold Anderson Vickery
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

TPEnergy Capital
(Print Company Name)                (Your Signature)

By:/s/ David Ducote
(Your Signature)                (Your Printed Name)

Name: David Ducote
(Your Printed Name)

Title: Managing Member
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Cecile Coneway
(Print Company Name)                (Your Signature)

By:                            Cecile Coneway
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Charles H. Garrett
(Print Company Name)                (Your Signature)

By:                            Charles H. Garrett
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Christine H. Owen
(Print Company Name)                (Your Signature)

By:                            Christine H. Owen
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

Circle B Interests, LLC
(Print Company Name)                (Your Signature)

By: /s/ J. Patrick Burk    `
(Your Signature)                (Your Printed Name)

Name: J. Patrick Burk
(Your Printed Name)

Title: Manager
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ D. Merril Cummings
(Print Company Name)                (Your Signature)

By:                            D. Merril Cummings
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Dan Massalone
(Print Company Name)                (Your Signature)

By:                            Dan Massalone
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

DCB Interests Ltd.
(Print Company Name)                (Your Signature)

By: /s/ David C. Buck
(Your Signature)                (Your Printed Name)

Name:    David C. Buck
(Your Printed Name)

Title: Managing General Partner
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Dennis Van Wagner
(Print Company Name)                (Your Signature)

By:                            Dennis Van Wagner
(Your Signature)                (Your Printed Name)

Name:                            /s/ Virginia Van Wagner
(Your Printed Name)                (Your Signature)

Title:                            Virginia Van Wagner
(Your Title in the Company)            (Your Printed Name)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Jonathan Fairbanks
(Print Company Name)                (Your Signature)

By:                            Jonathan Fairbanks
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

First Bischoff & Heins Corp.
(Print Company Name)                (Your Signature)

By: /s/ Richard L. Bischoff
(Your Signature)                (Your Printed Name)

Name:    Richard L. Bischoff
(Your Printed Name)

Title: President
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Joy Seppala-Florence
(Print Company Name)                (Your Signature)

By:                            Joy Seppala-Florence
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ William J. Florence III
(Print Company Name)                (Your Signature)

By:                            William J. Florence III
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Frank C. Adamek
(Print Company Name)                (Your Signature)

By:                            Frank C. Adamek
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Frederick W. Brazelton
(Print Company Name)                (Your Signature)

By:                            Frederick W. Brazelton
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Gabe Siegel
(Print Company Name)                (Your Signature)

By:                            Gabe Siegel
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Henry D. Dixon
(Print Company Name)                (Your Signature)

By:                            Henry D. Dixon
(Your Signature)                (Your Printed Name)

Name:                            /s/ Betsy B. Dixon
(Your Printed Name)                (Your Signature)

Title:                            Betsy B. Dixon
(Your Title in the Company)            (Your Printed Name)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

Hermanson Family Limited Partnership
(Print Company Name)                (Your Signature)

By: /s/ Eric B. Hermanson
(Your Signature)                (Your Printed Name)

Name:    Eric B. Hermanson
(Your Printed Name)

Title: Authorized Member
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

The James and Vicky Pyle Family Trust
(Print Company Name)                (Your Signature)

By: /s/ James M. Pyle
(Your Signature)                (Your Printed Name)

Name: James M. Pyle
(Your Printed Name)

Title: Trustee
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Jay D. Fields
(Print Company Name)                (Your Signature)

By:                            Jay D. Fields
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

Jay Fields 2007 GST
(Print Company Name)                (Your Signature)

By: /s/ Jay Fields
(Your Signature)                (Your Printed Name)

Name:    Jay Fields
(Your Printed Name)

Title: Trustee
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Jeff Snauwaert
(Print Company Name)                (Your Signature)

By:                            Jeff Snauwaert
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Jim P. Wise
(Print Company Name)                (Your Signature)

By:                            Jim P. Wise
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ John E. Freeman
(Print Company Name)                (Your Signature)

By:                            John E. Freeman
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ John W. Puckett
(Print Company Name)                (Your Signature)

By:                            John W. Puckett
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ John R. Oren
(Print Company Name)                (Your Signature)

By:                            John R. Oren
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Joshua E. Oren
(Print Company Name)                (Your Signature)

By:                            Joshua E. Oren
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

Locust Holdings LLC
(Print Company Name)                (Your Signature)

By: /s/ Greg Moran
(Your Signature)                (Your Printed Name)

Name:    Greg Moran
(Your Printed Name)

Title: Manager
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

The Marc L. Deer Irrevocable Trust
(Print Company Name)                (Your Signature)

By: /s/ Marc L. Deer
(Your Signature)                (Your Printed Name)

Name:    Marc L. Deer
(Your Printed Name)

Title: Trustee
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Michael G. Jarvis
(Print Company Name)                (Your Signature)

By:                            Michael G. Jarvis
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Michael K. Mithoff
(Print Company Name)                (Your Signature)

By:                            Michael K. Mithoff
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Michael Owen
(Print Company Name)                (Your Signature)

By:                            Michael Owen
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

Mitrowski Revocable Trust
(Print Company Name)                (Your Signature)

By: /s/ Laurence E. Mitrowski
(Your Signature)                (Your Printed Name)

Name:    Laurence E. Mitrowski
(Your Printed Name)

Title: Trustee
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

Pelican State Investment Group, LLC
(Print Company Name)                (Your Signature)

By: /s/ Ronald V. Burns, Sr.
(Your Signature)                (Your Printed Name)

Name:    Ronald V. Burns, Sr.
(Your Printed Name)

Title: Managing Member
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

The Peter H. Dominick, Jr.
Family Trust, effective 1/1/2009
(Print Company Name)                (Your Signature)

By: /s/ Philae C. Dominick
(Your Signature)                (Your Printed Name)

Name:    Philae C. Dominick
(Your Printed Name)

Title: Trustee
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Peter Glynn
(Print Company Name)                (Your Signature)

By:                            Peter Glynn
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s Richard Oren
(Print Company Name)                (Your Signature)

By:                            Richard Oren
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

SB Invesco, LLC
(Print Company Name)                (Your Signature)

By: /s/ Eric Houston
(Your Signature)                (Your Printed Name)

Name:    Eric Houston
(Your Printed Name)

Title: Manager
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

Seis Holdings, LLC
(Print Company Name)                (Your Signature)

By: /s/ Ronald H. Jacobs, Jr.
(Your Signature)                (Your Printed Name)

Name:    Ronald H. Jacobs, Jr.
(Your Printed Name)

Title: President
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ Stephen L. Owen
(Print Company Name)                (Your Signature)

By:                            Stephen L. Owen
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

Taylor Chanaratsopon Trust U/T/A Dated 6/4/2012
(Print Company Name)                (Your Signature)

By: /s/ Charles J. Chanaratsopon
(Your Signature)                (Your Printed Name)

Name:    Charles J. Chanaratsopon
(Your Printed Name)

Title: Trustee
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

Avery Interests, LLC
(Print Company Name)                (Your Signature)

By: /s/ David L. Ducote
(Your Signature)                (Your Printed Name)

Name: David L. Ducote
(Your Printed Name)

Title: Managing Member
(Your Title in the Company)

SELLER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Membership Unit Purchase Agreement as of the day and year first above written.

FOR ENTITY SELLERS:                FOR INDIVIDUAL SELLERS:

/s/ William F. Miller III
(Print Company Name)                (Your Signature)

By:                            William F. Miller III
(Your Signature)                (Your Printed Name)

Name:
(Your Printed Name)

Title:
(Your Title in the Company)

KE 42161585